EXHIBIT 4.1

TRANSOCEAN INC.,

as Issuer

TRANSOCEAN LTD.,

as Guarantor

AND

COMPUTERSHARE TRUST COMPANY, N.A.

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

together as Trustee

INDENTURE

Dated as of January 30, 2018

0.5% Exchangeable Senior Bonds due 2023

TRANSOCEAN INC.

Reconciliation and tie between

Trust Indenture Act of 1939 and Indenture, dated as of January 30, 2018

Section of Trust Indenture Act of 1939		Section(s) of Indenture
310	(a)(1)	Section 7.08
	(a)(2)	Section 7.08
	(a)(3)	Not applicable
	(a)(4)	Not applicable
	(a)(5)	Section 7.09; Section 7.10
	(b)	Section 7.08
	(c)	Not applicable
311	(a)	Section 7.13
	(b)	Section 7.13
	(c)	Not applicable
312	(a)	Section 5.01
	(b)	Section 8.04
	(c)	Section 8.04
313	(a)	Section 7.06
	(b)(1)	Not applicable
	(b)(2)	Section 7.06
	(c)	Section 7.06; Section 17.03
	(d)	Section 7.06
314	(a)	Section 4.09; Section 17.03
	(b)	Not applicable
	(c)(1)	Section 4.09; Section 17.05
	(c)(2)	Section 4.09; Section 17.05
	(c)(3)	Not applicable
	(d)	Not applicable
	(e)	Section 17.05
	(f)	Not applicable
315	(a)	Section 7.01(b)
	(b)	Section 6.09; Section 17.05
	(c)	Section 7.01(a)
	(d)	Section 7.01(c)
	(e)	Section 6.10
316	(a)(last sentence)	Not applicable
	(a)(1)(A)	Section 6.08
	(a)(1)(B)	Section 6.02
	(a)(2)	Not applicable
	(b)	Section 6.03

	(c)	Not applicable
317	(a)(1)	Section 6.03
	(a)(2)	Section 6.03
	(b)	Section 7.05
318	(a)	Section 17.17
	(c)	Section 17.17

Bond: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

ii

i

Section 5.02	Preservation and Disclosure of Lists	33

ARTICLE 6 DEFAULTS AND REMEDIES		33

Section 6.01	Events of Default	33
Section 6.02	Acceleration; Rescission and Annulment.	34
Section 6.03	Payments of Bonds on Default; Suit Therefor	35
Section 6.04	Application of Monies Collected by Trustee	37
Section 6.05	Proceedings by Holders	38
Section 6.06	Proceedings by Trustee	39
Section 6.07	Remedies Cumulative and Continuing	39
Section 6.08	Direction of Proceedings and Waiver of Defaults by Majority of Holders	39
Section 6.09	Notice of Defaults	40
Section 6.10	Undertaking to Pay Costs	40

ARTICLE 7 CONCERNING THE TRUSTEE		40

Section 7.01	Duties and Responsibilities of Trustee	40
Section 7.02	Reliance on Documents, Opinions, Etc.	42
Section 7.03	No Responsibility for Recitals, Etc	45
Section 7.04	Trustee, Paying Agents, Exchange Agents or Bond Registrar May Own Bonds	45
Section 7.05	Monies and Guarantor Shares to Be Held in Trust	45
Section 7.06	Compensation and Expenses of Trustee	44
Section 7.07	Officers’ Certificate as Evidence	45
Section 7.08	Eligibility of Trustee	45
Section 7.09	Resignation or Removal of Trustee.	45
Section 7.10	Acceptance by Successor Trustee	46
Section 7.11	Succession by Merger, Etc.	47
Section 7.12	Trustee’s Application for Instructions from the Company	47
Section 7.13	Preferential Collection of Claims Against Company	48

ARTICLE 8 CONCERNING THE HOLDERS		48

Section 8.01	Action by Holders	48
Section 8.02	Proof of Execution by Holders	49
Section 8.03	Who Are Deemed Absolute Owners	49
Section 8.04	Communications by Holders with Other Holders	50
Section 8.05	Company-Owned Bonds Disregarded	50

ARTICLE 9 HOLDERS’ MEETINGS		50

Section 9.01	Purpose of Meetings	50
Section 9.02	Call of Meetings by Trustee	51
Section 9.03	Call of Meetings by Company or Holders	51
Section 9.04	Qualifications for Voting	51
Section 9.05	Regulations	51

Exhibit A	Form of Bond	A-1

INDENTURE dated as of January 30, 2018 among TRANSOCEAN INC., a Cayman Islands exempted company, as issuer (the “Company”), TRANSOCEAN LTD., a company organized under the laws of Switzerland, as guarantor (the “Guarantor”), and COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE TRUST COMPANY OF CANADA  (each a “Co-Trustee” and, together, the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0.5% Senior Exchangeable Bonds due 2023 (each a “Bond” and collectively, the “Bonds”) fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor of the tenor and amount hereinafter set forth, initially in an aggregate principal amount not to exceed $853,804,000, and in order to provide the terms and conditions upon which the Bonds are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Bond,  including the certificate of authentication, the Form of Notice of Exchange, the Form of Repurchase Notice and the Form of Assignment and Transfer to be borne by the Bonds, are to be substantially in the form of Exhibit A, as hereinafter provided; and

WHEREAS, all acts and things necessary to make the Bonds and the Guarantee, when the Bonds are executed by the Company and this Indenture is executed by the Company and the Guarantor, respectively, and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company and the Guarantor, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Bonds have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Bonds are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Bonds by the Holders thereof, the Company and the Guarantor covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Bonds (except as otherwise provided below), as follows:

ARTICLE 1

Definitions

Section 1.01    Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” shall have the meaning specified in Section 4.11.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Law” shall have the meaning specified in Section 17.16.

“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company or the Articles of Association of the Guarantor, as applicable, in each case as in effect as of the Issue Date.

“Bankruptcy Code” means Title 11 of the U.S. code.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

“Benefited Party” shall have the meaning specified in Section 13.01.

“Board of Directors” means the board of directors of the Company or the Guarantor, as applicable, or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by the relevant Board of Directors and to be in full force and effect on the date of such certification.

“Bond” or “Bonds” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Bond Listing Failure Event” shall be deemed to have occurred if the Bonds fail to be admitted for listing on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) within 60 days of the Issue Date, or, following such initial listing, cease to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) for a period of 60 consecutive Trading Days.

“Bond Register” shall have the meaning specified in Section 2.05(a).

“Bond Registrar” shall have the meaning specified in Section 2.05(a).

“Business Day” means, with respect to any Bond, any day other than a Saturday, a Sunday or a day on which (i) the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed and (ii) in the case of any exchange pursuant to Article 14, commercial banks in Zurich, Canton of Zurich, Switzerland, are authorized or required by law or executive order to close or be closed for business transactions.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock, partnership or limited liability company interests or other equity securities issued by that entity.

“Change of Control” means the occurrence of any of the following:

(a)     the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its Subsidiaries or the Company and its Subsidiaries, in each case taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to the Company, the Guarantor or one of the Guarantor’s other Subsidiaries;

(b)     the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Guarantor’s or the Company’s Voting Stock or other Voting Stock into which the Guarantor’s or the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(c)     the Guarantor or the Company consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, the Guarantor or the Company, in any such event pursuant to a transaction in which any outstanding Voting Stock of the Guarantor or the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Guarantor or the Company, as applicable, outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction; or

(d)     the adoption of a plan relating to the Guarantor’s or the Company’s liquidation or dissolution.

Notwithstanding the foregoing, any holding company whose only significant asset is capital stock of the Company or any of the Company’s direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (b) above. Further, notwithstanding the foregoing, no change of control of the Guarantor will be deemed to have occurred if at least 90% of the consideration for the Guarantor Shares (excluding cash payments for fractional shares) in the transaction or transactions otherwise constituting a change of control in respect of the Guarantor consist of common stock, ordinary shares, American Depositary Receipts or equivalent capital stock traded on the New York Stock Exchange or the Nasdaq Global Select Market, or any successor to any such market, or which will be so traded when issued or exchanged in connection with the transaction or transactions otherwise constituting a change of control in respect of the Guarantor, and as a result of such transaction or transactions, the Bonds become exchangeable, upon the conditions for exchange and actual exchange in accordance with the terms hereof, into such common stock, ordinary shares, American Depositary Receipts or equivalent capital stock.

“Change of Control Event” means (a) in the case of a Change of Control in respect of the Company, on any date during the 60-day period (which period shall be extended so long as the rating of the Bonds is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “trigger period”) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, (i) in the event the Bonds are rated Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Bonds by any Rating Agency shall be below Investment Grade, (ii) in the event the Bonds are rated below Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Bonds by any Rating Agency shall be decreased by one or more categories or (iii) the Bonds shall not be, or cease to be, rated by at least one of the Rating Agencies; provided that, in each case, such event is in whole or in part in connection with the Change of Control and (b) in the case of a Change of Control in respect of the Guarantor, the effective date of such Change of Control.  Notwithstanding the foregoing, no Change of Control Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Change of Control Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Clause A Distribution” shall have the meaning specified in Section 14.05(c).

“Clause B Distribution” shall have the meaning specified in Section 14.05(c).

“Clause C Distribution” shall have the meaning specified in Section 14.05(c).

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company and the Guarantor, as applicable, signed by an Officer of the Company or the Guarantor, as applicable, and delivered to the Trustee.

“Corporate Trust Office” means the corporate trust office or offices designated by the Trustee, which offices at the date hereof are located at Computershare Trust Company, N.A., 8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado, 80129, Attention: Corporate Trust Office, and Computershare Trust Company of Canada, 1500 Robert-Bourassa Boulevard, 7th Floor, Montreal, Quebec H3A 3S8, Attention: Corporate Trust Office,  or such other address or addresses as the Trustee may designate from time to time by notice to the Company and the Guarantor, or the principal corporate trust office or offices of any successor Trustee (or such other address or addresses as such successor Trustee may designate from time to time by notice to the Company and the Guarantor).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Bonds, or any successor entity thereto.

“Default” means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Bond (including, without limitation, the Tax Event Repurchase Price, the Change of Control Repurchase Price, the Listing Failure Event Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Bond, the Person specified in Section 2.05(d) as the Depositary with respect to such Bonds, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.05(c).

“Entity” means a corporation, limited liability company or business trust (or functional equivalent of the foregoing under applicable foreign law).

“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Obligation” shall have the meaning specified in Section 14.01.

“Exchange Rate” shall have the meaning specified in Section 14.01.

“Ex-Dividend Date” means the first date on which Guarantor Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Guarantor or, if applicable, from the seller of Guarantor Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Bond attached hereto as Exhibit A.

 “Form of Bond” means the “Form of Bond” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Bond attached hereto as Exhibit A.

“Form of Repurchase Notice” means the “Form of Repurchase Notice” attached as Attachment 2 to the Form of Bond attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Bonds are originally issued if any of the following occurs:

(a)        a Change of Control Event; or

(b)        a Listing Failure Event;

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(c)(i).

“Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a)(i).

“Global Bond” shall have the meaning specified in Section 2.05(b).

“Guarantee” shall have the meaning specified in Section 13.01.

“Guarantee Obligations” shall have the meaning specified in Section 13.01.

“Guarantor” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Guarantor Shares” means registered shares of the Guarantor, par value 0.10 Swiss francs per share.

“Holder,” as applied to any Bond, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Bond is registered on the Bond Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each January 30 and July 30 of each year, beginning on July 30, 2018.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).

“Issue Date” means January 30, 2018, the date on which Bonds were first authenticated and delivered under this Indenture.

“Last Reported Sale Price” of the Guarantor Shares (or other securities) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the New York Stock Exchange or, if the Guarantor Shares (or other securities) are not then listed on the New York Stock Exchange, for the principal U.S. national or regional securities exchange on which the Guarantor Shares (or such other securities) are traded. If the Guarantor Shares (or such other securities) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Guarantor Shares (or such other securities) on the principal other market on which the Guarantor Shares (or such other securities) are then traded or, if the Guarantor Shares (or such other securities) are not so listed or traded, in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization selected by the Company. If bid prices for the Guarantor Shares (or such other securities) are not so quoted or reported, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Guarantor Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Listing Failure Event” shall be deemed to have occurred at the time after the Bonds are originally issued if the Guarantor Shares (or any other ordinary shares, common shares or American depositary shares underlying the Bonds) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) and are not listed or quoted on one of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) concurrently with such cessation.

“Listing Failure Event Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon an exchange of Bonds (a) a failure by the primary U.S. national or regional securities exchange or market on which the Guarantor Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Guarantor Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Guarantor Shares or in any options contracts or futures contracts relating to the Guarantor Shares.

“Maturity Date” means January 30, 2023.

“Maximum Issue Amount” shall have the meaning specified in Section 2.10.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Notice of Exchange” shall have the meaning specified in Section 14.02(a).

“Officer” means any one of the Chief Executive Officer, the Chief Financial Officer, the Chairman, any Deputy Chairman, the President, any Senior Vice President, any Vice President, the Controller, the Treasurer or the Secretary of the Company.

“Officers’ Certificate,” means a certificate signed by any one of the Chairman, Deputy Chairman, President, any Senior Vice President or any Vice President, together with any one of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel, who may be internal legal counsel for the Company, and who shall be reasonably acceptable to the Trustee.  Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“outstanding,” when used with reference to Bonds, shall, subject to the provisions of Section 8.05, mean, as of any particular time, all Bonds authenticated and delivered by the Trustee under this Indenture, except:

(a)        Bonds theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)        Bonds, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)        Bonds that have been paid pursuant to Section 2.06 or Bonds in lieu of which, or in substitution for which, other Bonds shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Bonds are held by protected purchasers in due course;

(d)        Bonds exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e)        Bonds repurchased by the Company pursuant to Article 15; and

(f)        Bonds repurchased by the Company pursuant to the penultimate sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, a joint venture, a partnership, an incorporated or unincorporated association, a joint stock company, a trust, an unincorporated organization or a government or an agency or apolitical subdivision thereof or other entity of any kind.

“Physical Bonds” means permanent certificated Bonds in registered form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond that it replaces.

“Prospectus” means the prospectus, dated December 20, 2017 relating to the Songa Acquisition.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the Bonds or fails to make a rating of the Bonds publicly available for any reason that is beyond the Company’s control, the Company may select (as certified by a resolution of the Company’s board of directors) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Guarantor Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Guarantor Shares (or such other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of holders of the Guarantor Shares (or such other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Guarantor’s Board of Directors, statute, contract or otherwise).

 “Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the January 15 or July 15 (whether or not such day is a Business Day) immediately preceding the applicable January 30 or July 30 Interest Payment Date, respectively.

“Repurchase Notice” shall have the meaning specified in Section 15.01(b)(i).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Guarantor Shares are listed or admitted for trading. If the Guarantor Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Section 4(a)(2) Bonds” means any additional Bonds issued pursuant to Section 4(a)(2) of, or Regulation S under, the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02.

“Share Exchange Event” shall have the meaning specified in Section 14.07(a).

“Spin-Off” shall have the meaning specified in Section 14.05(c).

“Songa Acquisition” shall mean the exchange offer contemplated by that certain Transaction Agreement, dated August 13, 2017, between the Company, the Guarantor and Songa Offshore SE, a European public company limited by shares (or societas Europaea), duly registered and validly existing under the laws of Cyprus with company registration number SE9.

“Subsidiary” means, for any Person, any other Person of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers, or comparable governing board or body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by any such Person or by one or more of its Subsidiaries.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Tax Event” shall have the meaning specified in Section 15.01(a)(iii).

“Tax Event Company Notice” shall have the meaning specified in Section 15.01(a)(iii)(B).

“Tax Event Offer to Repurchase” shall have the meaning specified in Section 15.01(a)(iii).

“Tax Event Repurchase Date” shall have the meaning specified in Section 15.01(a)(iii).

“Tax Event Repurchase Period” shall have the meaning specified in Section 14.04(a).

“Tax Event Repurchase Price” shall have the meaning specified in Section 15.01(a)(iii).

“Tax Jurisdiction” or “Taxing Jurisdiction” shall have the meaning specified in Section 4.11.

“Trading Day” means a day on which (i) trading in the Guarantor Shares (or other securities for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Guarantor Shares (or such other securities) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Guarantor Shares (or such other securities) are then listed or, if the Guarantor Shares (or such other securities) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Guarantor Shares (or such other securities) are then traded and (ii) a Last Reported Sale Price for the Guarantor Shares (or such other securities) is available on such securities exchange or market; provided that if the Guarantor Shares (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Guarantor Shares generally occurs on The New York Stock Exchange or, if the Guarantor Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Guarantor Shares are then listed or, if the Guarantor Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Guarantor Shares are then listed or admitted for trading, except that if the Guarantor Shares are not so listed or admitted for trading securities) are not so listed or traded, “Trading Day” means a Business Day.

“Trigger Event” shall have the meaning specified in Section 14.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Persons named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.05(c).

“Voting Stock” means, with respect to any Person, securities of any class or classes of capital stock of such Person entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the Board of Directors or comparable body of such Person.

“withholding tax” shall have the meaning specified in Section 4.11.

Section 1.02         Incorporation by Reference of Trust Indenture Act. Whenever the Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms used in the Indenture have the following meanings:

“indenture securities” means the Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means the Indenture.

“Indenture Trustee” or “Institutional Trustee” means the Trustee.

“Obligor” on the Indenture Securities means the Company and the Guarantor.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rules have the meanings assigned to them therein.

ARTICLE 2

Issue, Description, Execution, Registration and Exchange of Bonds

Section 2.01         Designation and Amount The Bonds shall be designated as the “0.5% Senior Exchangeable Bonds due 2023.” The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture is initially limited to $853,804,000, subject to Section 2.10 and except for Bonds authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Bonds to the extent expressly permitted hereunder.

Section 2.02         Form of Bonds.  The Bonds and the Trustee’s certificate of authentication to be borne by such Bonds shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Indenture. To the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  In the case of any conflict between this Indenture and the Bonds, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Bond may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Bonds may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Bonds are subject.

Any of the Bonds may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Bonds may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Bonds are subject.

Each Global Bond shall represent such principal amount of the outstanding Bonds as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Bonds from time to time endorsed thereon and that the aggregate principal amount of outstanding Bonds represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, exchanges or transfers or exchanges for other Bonds permitted hereby. Any endorsement of a Global Bond to reflect the amount of any increase or decrease in the amount of outstanding Bonds represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Bonds in accordance with this Indenture. Payment of principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Bond shall be made to the Holder of such Bond on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03         Date and Denomination of Bonds; Payments of Interest and Defaulted Amounts.

(a)          The Bonds shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Bond shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Bond. Accrued interest on the Bonds shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)          Prior to each due date of the principal of and interest on any Bond, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Bonds or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Bonds and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.03, the Paying Agent shall have no further liability for the money delivered to the Trustee.

(c)          Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Bonds, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)           The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Bonds (or their respective Predecessor Bonds) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Bond and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Bonds (or their respective Predecessor Bonds) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)          The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Bonds may be listed or designated for trading, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04         Execution, Authentication and Delivery of Bonds. The Bonds shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer thereof.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Bonds executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Bonds, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request, and the Trustee in accordance with such Company Order shall authenticate and deliver such Bonds, without any further action by the Company hereunder.

Only such Bonds as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Bond attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture and the related Guarantee or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Bond executed by the Company shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and that the Holder and the Bonds are entitled to the benefits of this Indenture and the related Guarantee.

In case any Officer of the Company who shall have signed any of the Bonds shall cease to be such Officer before the Bonds so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Bonds nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Bonds had not ceased to be such Officer of the Company; and any Bond may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Bond, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05         Exchange and Registration of Transfer of Bonds; Restrictions on Transfer.

(a)          The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Bonds and of transfers of Bonds. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Bond Registrar” for the purpose of registering Bonds and transfers of Bonds as herein provided. The Company may appoint one or more co-Bond Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Bond to the Bond Registrar or any co-Bond Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Bonds may be exchanged for other Bonds of any authorized denominations and of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Bonds presented or surrendered for registration of transfer or for exchange for other Bonds, repurchase or exchange shall (if so required by the Company, the Trustee, the Bond Registrar or any co-Bond Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Bond Registrar, any co-Bond Registrar or the Paying Agent for any exchange of Bonds for other Bonds or registration of transfer of Bonds, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law.  In addition, the Company may charge for its expenses (including the expenses of the Trustee) in replacing a Bond.

None of the Company, the Trustee, the Bond Registrar or any co-Bond Registrar shall be required to exchange for other Bonds under this Section 2.05 or register a transfer of (i) any Bonds surrendered for exchange in accordance with Article 14, or, if a portion of any Bond is surrendered for exchange in accordance with Article 14, such portion thereof surrendered for exchange in accordance with Article 14,  or (ii) any Bonds (or a portion of any Bond) surrendered for purchase (and not withdrawn) in accordance with Article 15.

All Bonds issued upon any registration of transfer of Bonds or exchange of Bonds for other Bonds in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Bonds surrendered upon such registration of transfer of Bonds or exchange of Bonds for other Bonds.

(b)          So long as the Bonds are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the second paragraph of  Section 2.05(d) all Bonds shall be represented by one or more Bonds in global form (each, a “Global Bond”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange in accordance with this Section 2.05 of beneficial interests in a Global Bond that does not involve the issuance of a Physical Bond shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)          Every Bond that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Guarantor Shares delivered upon exchange of the Bonds in accordance with Article 14 that is required to bear the legend set forth in Section 2.05(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company and the Guarantor, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(e), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is one year (or such shorter period as is prescribed by Rule 144 under the Securities Act as then in effect or any successor rule without any volume or manner of sale restrictions or compliance by the Guarantor with any current public information requirements thereunder) after the later of the Issue Date and the last date on which the Company or any of its Affiliates were the owner of such Bonds (or any predecessor thereto), any certificate evidencing a Section 4(a)(2) Bond (and all securities delivered in exchange therefor or substitution thereof, other than Guarantor Shares, if any, delivered upon exchange thereof, which shall bear the legend set forth in Section 2.05(e), if applicable) shall bear a legend in substantially the following form (unless such Bonds have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Guarantor in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE GUARANTOR SHARES ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, THE GUARANTOR SHARES, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF

REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S, THE TRUSTEE’S AND THE TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B), (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) (A) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NEITHER WE NOR ANY OF OUR AFFILIATES HAVE PROVIDED ANY ADVICE WITH RESPECT TO THE DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS SECURITY, AND NEITHER WE NOR ANY OF OUR AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS SUCH

PLAN OR PLANS' FIDUCIARY WITH RESPECT TO ANY SUCH DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS SECURITY.

No transfer of any Bonds prior to the Resale Restriction Termination Date will be registered by the Bond Registrar unless the applicable box on the Form of Assignment and Transfer has been checked or, in the case of a Global Bond, appropriate Depositary procedures have been observed.

Any Bond (or security delivered in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms upon the occurrence of the Resale Restriction Termination Date, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Bond for exchange to the Bond Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Bond or Bonds, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Bond as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Bond for exchange; and any new Global Bond so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Bonds or any Guarantor Shares delivered upon exchange of the Bonds has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Bond may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Bond or a portion thereof for one or more Physical Bonds in accordance with the second paragraph of Section 2.05(d).

(d)          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Bond. Initially, each Global Bond shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to act as depositary for the Global Bonds and the Company has not appointed a successor depositary within 90 days of such notice, (ii) an Event of Default with respect to the Bonds has occurred and is continuing and the Depositary requests the issuance of Physical Bonds in lieu of all or a portion of the Global Bonds or (iii) the Company determines not to have any portion of the Bonds represented by a Global Bond, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Bonds, shall authenticate and deliver Physical Bonds to each beneficial owner of the related Global Bonds (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Bonds in exchange for such Global Bonds, and upon delivery of the Global Bonds to the Trustee such Global Bonds shall be canceled.

Physical Bonds issued in exchange for all or a part of the Global Bond pursuant to this Section 2.05(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Bonds to the Persons in whose names such Physical Bonds are so registered.

At such time as all interests in a Global Bond have been exchanged, canceled, repurchased, or transferred, such Global Bond shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Bond is exchanged for Physical Bonds, exchanged, canceled, repurchased, or transferred to a transferee who receives Physical Bonds therefor or any Physical Bond is exchanged or transferred for part of such Global Bond, the principal amount of such Global Bond shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Bond, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Members of, or participants in, the Depositary, and any owner of a beneficial interest in a Global Bond, shall have no rights under this Indenture with respect to or under such Global Bond, and the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall be entitled to treat the Depositary or its nominee as the absolute owner of such Global Bond for all purposes whatsoever.

None of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Bond or maintaining, supervising or reviewing any records relating to such beneficial ownership interests or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice.

(e)          Until the Resale Restriction Termination Date, any stock certificate representing Guarantor Shares delivered upon exchange of a Bond that bears the restrictive legend set out in Section 2.05(c) shall bear a legend in substantially the following form (unless such Guarantor Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Guarantor Shares have been delivered upon exchange of a Bond that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Guarantor with written notice thereof to the Trustee and any transfer agent for the Guarantor Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S, THE TRUSTEE’S AND THE TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B), (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) (A) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NEITHER WE NOR ANY OF OUR AFFILIATES HAVE PROVIDED ANY ADVICE WITH RESPECT TO THE DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS SECURITY, AND NEITHER WE NOR ANY OF OUR AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS SUCH PLAN OR PLANS' FIDUCIARY WITH RESPECT TO ANY SUCH DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS SECURITY.

Any such Guarantor Shares (i) as to which such restrictions on transfer shall have expired in accordance with their terms upon the occurrence of the Resale Restriction Termination Date, (ii) that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such Guarantor Shares for exchange in accordance with the procedures of the transfer agent for the Guarantor Shares, be exchanged for like aggregate number of Guarantor Shares to be delivered through the Depositary, which shall not bear the restrictive legend required by this Section 2.05(e).

Any Bonds or Guarantor Shares delivered upon exchange of a Bond that is repurchased or owned by any Affiliate of the Company or the Guarantor (or any Person who was an Affiliate of the Company or the Guarantor at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Bond or Guarantor Shares, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

(f)           Any Bond or Guarantor Shares issued upon exchange of a Bond that is repurchased or owned by any Affiliate of the Company or the Guarantor (or any Person who was an Affiliate of the Company or the Guarantor at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Bond or Guarantor Shares, as the case may be, no longer being a “restricted security” (as defined in Rule 144).

(g)          The Company shall cause any Bond that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(h)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among Depositary participants, members or beneficial owners in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)           The transferor of any Bond shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a certificated Bond for a Global Bond, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.06         Mutilated, Destroyed, Lost or Stolen Bonds.  In case any Bond shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Bond, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Bond, or in lieu of and in substitution for the Bond so destroyed, lost or stolen. In every case the applicant for a substituted Bond shall furnish to the Company, to the Guarantor, to the Trustee and, if applicable, to such authenticating agent an indemnity bond that is sufficient in the judgment of the Company, to the Guarantor, to the Trustee and, if applicable, to such authenticating agent to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Guarantor, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Bond and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Bond and deliver the same upon the receipt of such indemnity bond as the Trustee, the Company, the Guarantor and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Guarantor, the Trustee, the Bond Registrar, any co-Bond Registrar or the Paying Agent upon the issuance of any substitute Bond, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law in connection therewith. In addition, the Company may charge for its expenses (including the expenses of the Trustee) in replacing a Bond. In case any Bond that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Bond, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Bond), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such indemnity bond that is sufficient in the judgment of the Company, to the Guarantor, to the Trustee and, if applicable, to such authenticating agent to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Bond and of the ownership thereof.

Every substitute Bond issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Bond is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Bonds duly issued hereunder. To the extent permitted by law, all Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, exchange or repurchase of mutilated, destroyed, lost or stolen Bonds and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07         Temporary Bonds.  Pending the preparation of Physical Bonds, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Bonds (printed or lithographed).  Temporary Bonds shall be issuable in any authorized denomination, and substantially in the form of the Physical Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the Company.  Every such temporary Bond shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Bonds. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Bonds (other than any Global Bond) and thereupon any or all temporary Bonds (other than any Global Bond) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of Physical Bonds.  Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Bonds authenticated and delivered hereunder.

Section 2.08         Cancellation of Bonds Paid, Exchanged, Etc.  The Company shall cause all Bonds surrendered for the purpose of payment, repurchase, registration of transfer of Bonds or exchange of Bonds for other Bonds or in accordance with Article 14, if surrendered to any Person other than the Trustee (including any of the Company’s or the Guarantor’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Bonds delivered to the Trustee shall be canceled promptly by it, and no Bonds shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Bonds in accordance with its policy then in effect (subject to the retention requirements of the Exchange Act) and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09         CUSIP Numbers.  The Company in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or on such notice and that reliance may be placed only on the other identification numbers printed on the Bonds. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10         Additional Bonds; Repurchases.  The Company may, from time to time, without notice to or the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Bonds hereunder with the same terms as the Bonds initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Bonds) up to an aggregate principal amount of $853,804,000 (the “Maximum Issue Amount”).  Any additional Bonds issued under this Indenture shall be fungible with the outstanding Bonds initially issued hereunder for U.S. federal income tax or (other than in the case of Section 4(a)(2) Bonds) securities law purposes; provided, that, any additional Bonds issued as consideration in any mandatory or compulsory acquisition of Songa securities following the Songa Acquisition, to the extent that, for U.S. federal income tax purposes, such Bonds are not issued pursuant to a “qualified reopening” of the Bonds, are not treated as part of the same “issue” as the Bonds, or have greater than a de minimis amount of original issue discount, shall not be required to be fungible with the outstanding Bonds initially issued hereunder if the Company reasonably determines that it is not reasonably practical to cause such additional Bonds to be fungible; provided further, that, if any such additional Bonds are not fungible with the outstanding Bonds initially issued hereunder, then such additional Bonds shall have a CUSIP, ISIN and any other identifying numbers which are different from those of the outstanding Bonds initially issued hereunder. Prior to the issuance of any such additional Bonds, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Bonds are surrendered to the Company), repurchase Bonds in the open market or otherwise, whether by the Company, the Guarantor or any of its other Subsidiaries or through a private or public tender or exchange offer, through counterparties to private agreements or otherwise, including by cash-settled swaps or other derivatives. The Company shall cause any Bonds so repurchased (other than Bonds repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) either (x) to be surrendered to the Trustee for cancellation, and they will no longer be considered outstanding under this Indenture upon their repurchase or (y) if such Bonds represent beneficial interests in one or more Global Bonds, to be exchanged for Physical Bonds and, regardless of the format of such Bonds, to be subject to the limitations set forth in the following sentence. Notwithstanding anything to the contrary in this Indenture or such repurchased Bonds, in no event shall any such repurchased Bonds described in clause (y) of the immediately preceding sentence be (i) offered, sold, pledged or otherwise transferred or (ii) exchanged, in each case, whether by the Guarantor or its Subsidiaries or any of its respective agents.

ARTICLE 3

Satisfaction and Discharge

Section 3.01         Satisfaction and Discharge.  This Indenture shall upon request of the Company or the Guarantor contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company or the Guarantor, as applicable, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a)(i) all Bonds theretofore authenticated and delivered (other than Bonds which have been destroyed, lost or stolen and which have been replaced, paid or exchanged as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company or the Guarantor has deposited with the Trustee or delivered to Holders, as applicable, after the Bonds have become due and payable, whether on the Maturity Date, any Tax Event Repurchase Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash, Guarantor Shares, and any cash in lieu of fractional Guarantor Shares, solely to satisfy the Guarantor’s Exchange Obligation, sufficient, without consideration of any reinvestment of interest, to pay all of the outstanding Bonds and all other sums due and payable under this Indenture by the Company and the Guarantor; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 7.06 shall survive.

ARTICLE 4

Particular Covenants of the Company and the Guarantor

Section 4.01         Payment of Principal and Interest.  The Company covenants and agrees that it will cause to be paid the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Bonds at the places, at the respective times and in the manner provided herein and in the Bonds. Principal and interest shall be considered paid on the date if the Trustee or the Paying Agent holds in accordance with this Indenture as of 11:00 a.m. New York City time on the due date money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Bonds, and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02         Maintenance of Office or Agency.  The Company will maintain in the continental United States an office or agency where the Bonds may be surrendered for registration of transfer of Bonds or exchange of Bonds for other Bonds or for presentation for payment or repurchase (“Paying Agent”) or for exchange in accordance with Article 14 (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate as co-Bond Registrars one or more other offices or agencies where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates Computershare Trust Company, N.A. as the Paying Agent, Bond Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the continental United States, where Bonds may be surrendered for registration of transfer of Bonds or exchange of Bonds for other Bonds or for presentation for payment or repurchase or for exchange in accordance with Article 14 and where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served; provided that, the Corporate Trust Office of the Trustee shall not be an office or agency of the Company or the Guarantor for the purpose of effecting service of legal process on the Company or the Guarantor, as applicable.

Section 4.03         Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04         Provisions as to Paying Agent.

(a)          If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)           that it will hold all sums held by it as such agent for the payment of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase

Price or the Listing Failure Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Bonds in trust for the benefit of the Holders of the Bonds;

(ii)          that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Bonds when the same shall be due and payable; and

(iii)         that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Bonds, deposit with the Paying Agent a sum sufficient to pay such principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)          If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Bonds, set aside, segregate and hold in trust for the benefit of the Holders of the Bonds a sum sufficient to pay such principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Bonds when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)          Subject to applicable escheatment laws, any money and Guarantor Shares deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon exchange of any Bond and remaining unclaimed for two years after such principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable), interest or consideration due upon exchange has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Company or Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Guarantor Shares, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and Guarantor Shares remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and Guarantor Shares then remaining will be repaid or delivered to the Company.

Section 4.05         Existence.  Subject to Article 11, each of the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06         Ownership of the Company.

The Guarantor shall own (directly or indirectly) 100% of the Common Equity of the Company.

Section 4.07         Guarantor Shares Covenants.

(a)          The Guarantor shall keep available at all times (i) conditional share capital to issue to and/or (ii) Guarantor Shares held in treasury by the Company or any of its Subsidiaries to deliver to, the Holders the full number of Guarantor Shares issuable or deliverable, as applicable, upon exchange of the Bonds, which shares shall not be subject by law to preemptive rights and in respect of which no contractual preemptive rights shall be granted.  The Guarantor shall cause the Person in whose name any Guarantor Shares shall be issuable upon exchange to be effectively treated as a stockholder of record of such shares for purposes of any dividends or distribution payable on the Guarantor Shares as of the close of business on the relevant Exchange Date.

(b)          The Guarantor shall not alter its share capital or amend its Articles if and to the extent such alteration or amendment would have the effect of preventing hindering or impairing the Holders’ right to exchange their Bonds for Guarantor Shares.

(c)          The Guarantor hereby undertakes to and covenants with the Trustee that in the event of the Company failing to comply with its obligations pursuant to the settlement provisions of Section 14.02, the Guarantor will cause the Company to comply with such obligations.

Section 4.08         Stay, Extension and Usury Laws.  Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead,

or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or interest on the Bonds as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09         Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2018) an Officers’ Certificate stating (1) that a review has been conducted of the activities of the Company, its Subsidiaries and of the Guarantor and their respective performance under this Indenture and (2) that the Company and the Guarantor have fulfilled all obligations under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) or specifying any Event of Default and the nature thereof and the action that the Company is taking or proposing to take in respect thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.10         Further Instruments and Acts.  Upon request of the Trustee, the Company or the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.11         Additional Amounts.

(a)          All payments made by the Company, the Guarantor or on the Company’s or the Guarantor’s behalf under or with respect to the Bonds or the Guarantee (including deliveries of Guarantor Shares, Reference Property and payment of cash for any fractional share upon exchange) shall be made without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a “withholding tax”) imposed by or for the account of the Cayman Islands, Switzerland or any other jurisdiction in which either the Company or the Guarantor is a resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law.  If such deduction or withholding is at any time required, the Company or the Guarantor, as applicable, will, to the fullest extent allowed by law (subject to compliance by the holder of a Bond with any relevant administrative requirements), pay additional amounts (the “Additional Amounts”) under the Bonds, including deliveries of Guarantor Shares, Reference Property and payment of cash for any fractional share upon exchange, in accordance with the terms of the Bonds and this Indenture, as may be necessary so that the net amounts paid to the holder or the Trustee after such deduction or withholding will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction.  However, neither the Company nor the Guarantor will pay Additional Amounts in the following instances:

(i)           if any withholding tax would not be payable or due but for the fact that (1) the Holder (or a fiduciary, settlor, beneficiary of, member or shareholder of, the Holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Bond or the collection of principal amount, Tax Event Repurchase Price, Change of Control Event Repurchase Price, Listing Failure Event Repurchase Price or of any other amount payable under the Bonds, in accordance with the terms of the Bonds and this Indenture, or the enforcement of the Bonds or (2) where presentation is required, the Bond was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(ii)          if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of the Bond, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax;

(iii)         if any withholding tax would not be payable but for a Tax Event and the Company has made a Tax Event Offer to Repurchase as contemplated by Article 15 of this Indenture;

(iv)         if any withholding tax is required to be made in respect of payments made to Holders resident in Switzerland (including any Holders who fail to provide required certification, documentation or other information establishing residence outside of Switzerland) pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of December 17, 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying agent-based system to which a person other than the issuer is required to withhold tax on any interest payment; or

(v)          any combination of the above items.

In addition to the foregoing, the Company shall also pay and indemnify the Holder for any present or future stamp, stamp duty, stamp duty reserve tax, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest, additions to Tax and other liabilities related thereto) that are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Bonds, the Guarantee, this Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect to, or enforcement of, the Bonds.

(b)          If the Company or the Guarantor becomes aware that the Company or the Guarantor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Bonds or the Guarantee, the Company shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee promptly thereafter) notice stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The notice must also set forth any other information reasonably necessary to enable the Trustee to pay Additional Amounts to Holders of the Bonds on the relevant payment date. The Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.  Neither the Trustee nor the Paying Agent shall at any time be under any duty or responsibility to any Holder of Bonds to determine Additional Amounts, or with respect to the nature, extent, or calculation of the amount of Additional Amounts owed, or with respect to the method employed in such calculation of Additional Amounts.

(c)          The Company or the Guarantor, as appropriate, shall timely make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Company shall furnish to the Trustee (or to a Holder of the Bonds upon request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or the Guarantor, as appropriate, or if receipts are not reasonably available, other evidence of payment reasonably satisfactory to the Trustee.

(d)          Whenever in this Indenture there is mentioned, in any context, the delivery of Guarantor Shares or other Reference Property (together with payment of cash for any fractional shares), payment of amounts based upon the principal amount of the Bonds or of principal, interest, Tax Event Repurchase Price, Change of Control Event Repurchase Price, Listing Failure Event Repurchase Price or of any other amount payable under, or with respect to, any of the Bonds such mention shall be deemed to include the payment of Additional Amounts, if applicable.

(e)          The obligations under this Section 4.11 shall survive any termination or discharge of the Indenture and shall apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or the Guarantor is organized, resident or doing business for tax purposes or any jurisdiction from or through which such Person or its paying agent makes any payment on the Bonds and, in each case, any department or political subdivision thereof or therein.

Section 4.12         Required Information.

(a)          The Company and the Guarantor shall file with the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that they are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company or the Guarantor files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system.

(b)          Delivery of such reports, documents and information to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantor’s compliance with any of its covenants (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or the Guarantor’s compliance with the terms of this Section 4.12 or the posting of any reports, documents and information on the EDGAR system or any website.

ARTICLE 5

Lists of Holders and Reports by the Company and the Trustee

Section 5.01         Lists of Holders.  The Company and the Guarantor covenant and agree that they will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each June 1 and December 1 in each year beginning with June 1, 2018, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Bond Registrar.

Section 5.02         Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Bond Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

Defaults and Remedies

Section 6.01         Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Bonds:

(a)          the Company or the Guarantor defaults in the payment of interest on any Bond when the same becomes due and payable and the Default continues for a period of 30 days;

(b)          the Company or the Guarantor defaults in the payment of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, or premium on, any Bond when the same becomes due and payable at maturity, upon required repurchase or otherwise;

(c)          the Company or the Guarantor fails to comply with their respective obligations to exchange the Bonds in accordance with this Indenture upon exercise of a Holder’s exchange right;

(d)          the Company or the Guarantor fails to make an offer in connection with  a Fundamental Change or Tax Event in accordance with Section 15.01;

(e)          the Company or the Guarantor fails to comply with any covenant or agreement in this Indenture in respect of the Bonds or the Guarantee, and such default or breach is continued for 90 days after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Bonds outstanding affected thereby (other than a default in performance, or breach, of a covenant or agreement specifically dealt with in clauses (a) or (b) above);

(f)           the occurrence of a Bond Listing Failure Event;

(g)          the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law shall:

(i)           commence a voluntary case;

(ii)          consent to the entry of an order for relief against the Company or the Guarantor, as applicable, in an involuntary case;

(iii)         consent to the appointment of a Bankruptcy Custodian of the Company or the Guarantor for all or substantially all of its property; or

(iv)         make a general assignment for the benefit of creditors;

(h)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Company or the Guarantor in an involuntary case;

(ii)          appoints a Bankruptcy Custodian of the Company or the Guarantor or substantially all of the Company’s or the Guarantor’s property; or

(iii)         orders the liquidation of the Company or the Guarantor,

and the order or decree remains unstayed and in effect for 90 days;

(i)           the Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Guarantee; and

(j)           the Guarantor ceases to own (directly or indirectly) 100% of the Common Equity of the Company.

Section 6.02         Acceleration; Rescission and Annulment.

(a)          If any Event of Default (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h)) with respect to the Bonds occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Bonds may declare all of the Bonds to be due and payable immediately. Upon any such declaration, the Bonds shall become due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders). Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(g) or Section 6.01(h) above occurs with respect to the Company or the Guarantor, all outstanding Bonds shall become due and payable without further action or notice.

(b)          Section 6.02(a) and this Section 6.02(b), however, are subject to the conditions that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Bonds and the principal of any and all Bonds that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Bonds at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Bonds that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.08, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Bonds then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Bonds and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Bonds, (ii) a failure to repurchase any Bonds when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon exchange of the Bonds.

Section 6.03         Payments of Bonds on Default; Suit Therefor.  If an Event of Default described in Section 6.01(a) or Section 6.01(b) shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Bonds, the whole amount then due and payable on the Bonds for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Bonds at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Bonds, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Bonds under any Bankruptcy Law, or in case a Bankruptcy Custodian shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Bonds, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Bonds, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Bonds, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any Bankruptcy Custodian is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Bonds may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Bonds, may be enforced by the Trustee without the possession of any of the Bonds, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Bonds.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Bonds, and it shall not be necessary to make any Holders of the Bonds parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.08 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantor, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantor, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.04         Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6 with respect to the Bonds shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Bonds, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06;

Second, in case the principal of the outstanding Bonds shall not have become due and be unpaid, to the payment of interest on, and any cash due upon exchange of, the Bonds in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Bonds at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Bonds shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) then owing and unpaid upon the Bonds for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Bonds at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Bonds, then to the payment of such principal (including, if applicable, the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably to the aggregate of such principal (including, if applicable, the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.05         Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Bond shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)          such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)          Holders of at least 25% in aggregate principal amount of the Bonds then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)          such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)          the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)          no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Bonds then outstanding within such 60-day period pursuant to Section 6.08, it being understood and intended, and being expressly covenanted by the taker and Holder of every Bond with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder affects, disturbs or prejudices the rights of any other Holders or obtains priority over or a preference to such other Holders), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.05, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Bond, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Bond, on or after the respective due dates expressed or provided for in such Bond or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 6.06         Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.07         Remedies Cumulative and Continuing.  Except as provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Bonds, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Bonds to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.05, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.08         Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of not less than a majority of the aggregate principal amount of the Bonds at the time outstanding determined in accordance with Section 8.05 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding determined in accordance with Section 8.05 may on behalf of the Holders of all of the Bonds waive any existing Default or Event of Default hereunder and its consequences except (i) a continuing Default or Event of Default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Tax Event Repurchase Price, any Change of Control Repurchase Price and any Listing Failure Event Repurchase Price) of, the Bonds when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company or the Guarantor to pay or deliver, as the case may be, the consideration due upon exchange of the Bonds or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Bond affected; provided, however, that Holders of a majority in aggregate principal amount of the then outstanding Bonds may rescind an acceleration and its consequences, including any related Default that resulted from such acceleration.  Upon any such waiver the Company, the Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other

Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.08, said Default shall cease to exist, and any Event of Default arising therefrom shall for all purposes of the Bonds and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.09         Notice of Defaults.  The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Bonds or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.10         Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.10 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Bonds outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Bond (including, but not limited to, the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) on or after the Maturity Date (or, in the case of repurchase upon a Tax Event or Fundamental Change, on or after the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable) or to any suit for the enforcement of the right to exchange any Bond, or receive the consideration due upon exchange, in accordance with the provisions of Article 14.

ARTICLE 7

Concerning the Trustee

Section 7.01         Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action or its own willful misconduct, except that:

(a)          prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)           the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)          in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Bonds at the time outstanding determined as provided in Section 8.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)          whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e)          the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Bond Registrar with respect to the Bonds;

(f)           if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)          in the event that the Trustee is also acting as Custodian, Bond Registrar, Paying Agent, Exchange Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Bond Registrar, Paying Agent, Exchange Agent or transfer agent;

(h)          the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; and

(i)           the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02         Reliance on Documents, Opinions, Etc.  Except as provided in Section 7.01:

(a)          the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Guarantor;

(c)          before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both; the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

(d)          the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)          the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)          the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(i)           no provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action would violate applicable law binding upon it.

In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Bonds, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Bonds and such notice references the Bonds and this Indenture.

Section 7.03         No Responsibility for Recitals, Etc.  The recitals contained herein and in the Bonds (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Bonds or of any offering document used in connection with the sale of the Bonds. The Trustee shall not be accountable for the use or application by the Company of any Bonds or the proceeds of any Bonds authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04         Trustee, Paying Agents, Exchange Agents or Bond Registrar May Own Bonds.  The Trustee, any Paying Agent, any Exchange Agent or Bond Registrar, in its individual or any other capacity, may become the owner or pledgee of Bonds with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent or Bond Registrar.

Section 7.05         Monies and Guarantor Shares to Be Held in Trust.  All monies and Guarantor Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and Guarantor Shares held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money or Guarantor Shares received by it hereunder except as may be agreed from time to time in writing by the Company and the Trustee.

Section 7.06         Compensation and Expenses of Trustee.  Each of the Company and the Guarantor covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each of the Company and the Guarantor, jointly and severally, also covenants to indemnify, defend and protect the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, employees, directors or agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction, on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of defending themselves against any claim of liability in the premises and of enforcing this Indenture against the Company and the Guarantor (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or the Guarantor of their obligations hereunder. The Company and the Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantor will pay the reasonable fees and expenses of such counsel and court costs, except for any such fees and expenses as shall have been caused by the Trustee’s negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction, of such counsel. The obligations of the Company and the Guarantor under this Section 7.06 to compensate or indemnify, defend and protect the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Bonds are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.04, funds held in trust herewith for the benefit of the Holders of particular Bonds. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company and the Guarantor. The obligation of the Company and the Guarantor under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. Neither the Company nor the Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07         Officers’ Certificate as Evidence.  Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08         Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09         Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation to the Holders, the resigning Trustee (at the Company’s expense) may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Bond or Bonds for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.10, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

(i)           the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)          the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.10, any Holder who has been a bona fide holder of a Bond or Bonds for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)          The Holders of a majority in aggregate principal amount of the Bonds at the time outstanding, as determined in accordance with Section 8.05, may at any time remove the Trustee by notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal, and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10         Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Bonds are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Bonds, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of  Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Any successor Trustee shall comply with Trust Indenture Act Section 310(a)(5).

Section 7.11         Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Bonds shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Bonds so authenticated; and in case at that time any of the Bonds shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Bonds either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Bonds in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12         Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Bonds under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13         Preferential Collection of Claims Against Company. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

Concerning the Holders

Section 8.01         Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Bonds may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 10, or (c) a combination of such instrument or instruments and any such record of such a meeting of Holders.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. The right of any Holder to participate in any action or consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Bonds with respect to which such action or consent is required or sought as of the record date identified by the Company in a notice furnished to Holders in accordance with the terms of this Indenture.

If a record date is fixed, then notwithstanding the provisions of the immediately succeeding paragraph, those Persons who were Holders at such record date (or their duly designated agents or proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Bonds required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Bond or portion of a Bond that evidences the same debt as the consenting Holder’s Bond, and, if a record date is established in respect of any amendment, supplement or waiver, a consent by the Holder on that record date will bind any subsequent holder, even if notation of the consent is not made on any Bond. However, any such Holder may revoke the consent as to his or her Bond or portion of a Bond if the Trustee receives written notice of revocation before a date and time therefor identified by the Company in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (a) through (l) of Section 10.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Bond.

Section 8.02         Proof of Execution by Holders.  Subject to the provisions of Section 7.01,  Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Bonds shall be proved by the Bond Register or by a certificate of the Bond Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03         Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Bond Registrar may deem the Person in whose name a Bond shall be registered upon the Bond Register to be, and may treat it as, the absolute owner of such Bond (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Bond Registrar) for the purpose of receiving payment of or on account of the principal (including any Tax Event Repurchase Price, any Change of Control Repurchase Price and any Listing Failure Event Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Bond, for exchange of such Bond and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Bond Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Guarantor Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Bond. Notwithstanding anything to the contrary in this Indenture or the Bonds, with respect to any Global Bond, nothing in this Indenture shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Bonds or impair, as between such Depositary and owners of beneficial interests in such Global Bond, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Bond. Following an Event of Default, any Holder of a beneficial interest in a Global Bond may directly enforce against the Company or the Guarantor, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Physical Bond in accordance with the provisions of this Indenture.

Section 8.04         Communications by Holders with Other Holders.  Holders may communicate pursuant to Trust Indenture Act Section 312(b) with Holders with respect to their rights under this Indenture or the Bonds. The Company, the Guarantor, the Trustee, the Paying Agent, the Bond Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 8.05         Company-Owned Bonds Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any direction, consent, waiver or other action under this Indenture, Bonds that are owned by the Company, by the Guarantor, by any Subsidiary of the Company or the Guarantor or by any Affiliate of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Bonds that a Responsible Officer actually knows are so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.05 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Bonds and that the pledgee is not the Company, the Guarantor, a Subsidiary of the Company or the Guarantor, or an Affiliate of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Bonds, if any, known by the Company or the Guarantor to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Bonds not listed therein are outstanding for the purpose of any such determination.

ARTICLE 9

Holders’ Meetings

Section 9.01         Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)          to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)          to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)          to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds under any other provision of this Indenture or under applicable law.

Section 9.02         Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Bonds.  Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Bonds then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Bonds then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03         Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% of the aggregate principal amount of the Bonds then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04         Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Bonds on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Bonds on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05         Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Bonds represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.05, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Bonds held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Bonds represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06         Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Bonds held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Bonds voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07         No Delay of Rights by Meeting.  Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Bonds.

ARTICLE 10

Supplemental Indentures

Section 10.01       Supplemental Indentures Without Consent of Holders.  The Company and the Guarantor, when authorized by the resolutions of the applicable Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)          to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein, provided such action shall not adversely affect the interests of the Holders of Bonds in any material respect;

(b)          to provide for uncertified Bonds in addition to or in place of Physical Bonds or to alter the provisions of Section 2.02 of this Indenture (including the related definitions) in a manner that does not adversely affect any Holder in any material respect;

(c)          to provide for the assumption of the Company’s or Guarantor’s obligations to the Holders under this Indenture by a Successor Company pursuant to Article 11;

(d)          to make any change that would provide any additional rights or benefits to the Holders that does not adversely affect the legal rights hereunder of any such Holder in any material respect, as determined in good faith by the Company, as evidenced in an Officers’ Certificate, or to surrender any right or power conferred upon the Company or the Guarantor;

(e)          to evidence and provide the acceptance of the appointment of a successor Trustee pursuant to Section 7.09 and Section 7.10 of this Indenture;

(f)           to add an additional guarantor to the Bonds;

(g)          to increase the Exchange Rate;

(h)          to provide for the issuance of additional Bonds as permitted hereunder;

(i)           in connection with any Share Exchange Event, to provide that the Bonds are exchangeable into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Bonds to the extent expressly required by Section 14.07; or

(j)           to conform the provisions of this Indenture or the Bonds to the “Description of Transocean Exchangeable Bonds” Section of the Prospectus.

Upon the request of the Company accompanied by a Board Resolution of the Company’s Board of Directors and the Guarantor’s Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 of this Indenture, the Trustee shall join with the Company and the Guarantor in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantor and the Trustee without the consent of the Holders of any of the Bonds at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02       Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Bonds then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Bonds, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then outstanding Bonds), the Company and the Guarantor, when authorized by the resolutions of their respective Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture, as applicable, or of modifying in any manner the rights of the Holders hereunder or thereunder; provided, however, that, without the consent of each Holder of an outstanding Bond affected, no such supplemental indenture shall:

(a)          reduce the principal amount of the then outstanding Bonds whose Holders must consent to an amendment, supplement or waiver;

(b)          reduce the principal of or change the fixed maturity of any Bonds;

(c)          reduce the rate of or change the time for payment of interest on any Bond;

(d)          make any change that adversely affects the exchange rights or Tax Event or Fundamental Change repurchase rights of the Bonds;

(e)          waive a Default or Event of Default in the payment or delivery, as the case may be, of (i) the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if any) of, (ii) interest on or (iii) any consideration due upon exchange of, the Bonds (except a rescission of acceleration of the Bonds by the Holders of at least a majority in aggregate principal amount of the then outstanding Bonds and a waiver of the payment default that resulted from such acceleration);

(f)           make any Bond payable in money other than that stated in the Bond;

(g)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Bonds to receive payments of principal of, or interest or premium, if any, on the Bonds;

(h)          adversely alter any of the provisions with respect to a repurchase of the Bonds upon a Tax Event or Fundamental Change or waive any payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price;

(i)           cause the Bonds or the Guarantee to become subordinated in right of payment to any other indebtedness of the Company or the Guarantor, as applicable;

(j)           make any change in the foregoing amendment and waiver provisions; or

(k)          release the Guarantor from its obligations under the Guarantee or this Indenture, except as permitted pursuant to the provisions in Article 11.

Upon the request of the Company accompanied by a Board Resolution from the Company’s Board of Directors and the Guarantor’s Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 of this Indenture, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall send to the Holders of Bonds affected thereby a notice briefly describing the amendment, supplement or waiver, unless a current report on Form 8-K (or any successor form thereto) is timely filed by the Guarantor describing the amendment, supplement or waiver. Any failure by the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 10.03       Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04       Notation on Bonds.  Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Bonds so modified as to conform to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 7.10) and delivered in exchange for the Bonds then outstanding, upon surrender of such Bonds then outstanding.

Section 10.05       Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.  In addition to the documents required by Section 17.05, the Trustee shall receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

ARTICLE 11

Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01       Company and Guarantor May Consolidate, Etc. on Certain Terms.

Neither the Company nor the Guarantor shall, in any transaction or series of transactions, consolidate with or merge into or engage in a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(a)          either (i) the Company or the Guarantor shall be the continuing Person or (ii) the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor Company”) (A) is an entity, validly organized and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any state of the United States, the District of Columbia, the Cayman Islands, Bermuda, the British Virgin Islands, Cyprus, the Kingdom of the Netherlands, the Grand Duchy of Luxembourg, England, Scotland, Wales, Ireland, or any other jurisdiction that does not adversely affect the rights of any Holder under this Indenture in any material respect and (B) expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Bonds and the performance of the Company’s or the Guarantor’s, as applicable, covenants and obligations under this Indenture and the Bonds;

(b)          immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(c)          the Company or the Guarantor, as applicable, delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture (if any) comply with this Indenture.

For the avoidance of doubt, unless otherwise provided in a supplemental indenture or board resolution, the term “merger” includes an amalgamation under Cayman Islands law, and the term “all or substantially all of its assets”, with respect to the Company or the Guarantor, shall be computed on a consolidated basis.

Section 11.02       Successor Corporation to Be Substituted.  In case of any such consolidation, merger, combination, sale, conveyance, transfer, assignment or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Bonds, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Bonds and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company and the Guarantor, as applicable, such Successor Company (if not the Company or the Guarantor, as applicable) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s or the Guarantor’s properties and assets, shall be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or the Guarantor, as applicable, any or all of the Bonds issuable hereunder and the related Guarantee which theretofore shall not have been signed by the Company or the Guarantor, as applicable, and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company or the Guarantor, as applicable, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Bonds that previously shall have been signed and delivered by the Officers of the Company or the Guarantor, as applicable, to the Trustee for authentication, and any Bonds or the related Guarantee, as applicable, that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Bonds so issued, and the related Guarantee, as applicable, shall in all respects have the same legal rank and benefit under this Indenture as the Bonds and the related Guarantee, as applicable, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Bonds had been issued and the related Guarantee has been executed, as applicable, at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” or the “Guarantor” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Bonds or the Guarantee, as applicable, and from its obligations under this Indenture, the Bonds or the Guarantee, as applicable. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Bonds thereafter to be issued or the Guarantee thereafter to be executed as may be appropriate.

ARTICLE 12

Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01       Indenture and Bonds Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on any Bond, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture or in any Bond or any Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or the Guarantor, of any Affiliate of the Company or the Guarantor, or of any successor Person, either directly or through the Company or the Guarantor (as the case may be) or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Bonds.

ARTICLE 13

Guarantee

Section 13.01       Guarantee.  By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Guarantor is providing its guarantee (the “Guarantee”) for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 13, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Bond authenticated and delivered by the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Bonds or the obligations of the Company hereunder or thereunder:  (i) that the principal of (including the Tax Event Repurchase Price, Change of Control Repurchase Price or Listing Failure Event Repurchase Price, as the case may be, pursuant to Article 15 or Article 16, as applicable), premium, if any, interest, if any, on the Bonds and any Guarantor Shares, and any cash in lieu of fractional Guarantor Shares, if any, due upon exchange of the Bonds in accordance with Article 14 and the Articles, in each case, shall be duly and punctually paid or delivered in full (as the case may be) when due, whether at the Maturity Date, upon acceleration, upon repurchase in connection with a Tax Event or Fundamental Change or otherwise or upon exchange, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Bonds and all other obligations of the Company to the Holders or the Trustee hereunder or under the Bonds (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Bonds, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 13.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 13, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Bonds or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Bonds with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment or delivery in full (as the case may be) of all Guarantee Obligations, including the principal, premium, if any, and interest on the Bonds, the cash and any Guarantor Shares due upon exchange of the Bonds and all other costs provided for under this Indenture or as provided in Article 7.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Bonds and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 13.02       Execution and Delivery of Guarantee.  To evidence the Guarantee set forth in Section 13.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in the Form of Bond attached hereto as Exhibit A shall be endorsed on each Bond authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an Officer of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 13 shall remain in full force and effect and apply to all the Bonds notwithstanding any failure to endorse on each Bond a notation of the Guarantee.

If an Officer whose facsimile signature is on a Bond or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Bond on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Bond by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 13.03       Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

(a)          The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 14 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b)          The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution,

liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Code or otherwise.

Section 13.04       Application of Certain Terms and Provisions to the Guarantor.

(a)          For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.

(b)          Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 17.03 hereof as if references therein to the Company were references to the Guarantor.

(c)          Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Bonds to or on the Guarantor may be given or served as described in Section 17.03 hereof as if references therein to the Company were references to the Guarantor.

(d)          Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 17.05 hereof as if all references therein to the Company were references to the Guarantor.

ARTICLE 14

Exchange of Bonds

Section 14.01       Exchange Privilege.

Subject to and upon compliance with the provisions of this Article 14, each Holder of a Bond shall have the right, at such Holder’s option, to surrender all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Bond at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, in exchange for Guarantor Shares at an initial exchange rate of 97.29756 Guarantor Shares per $1,000 principal amount of Bonds (subject to adjustment as provided in this Article 14, the “Exchange Rate”); provided, however, that the number of Guarantor Shares resulting from an exchange shall be rounded down to the nearest whole share, and the Company shall pay cash to such Holder in lieu of fractional shares (subject to, and in accordance with, the settlement provisions of  Section 14.02 (the “Exchange Obligation”).

Section 14.02       Exchange Procedure; Settlement Upon Exchange.

(a)          The Company shall deliver to the exchanging Holder in respect of each $1,000 principal amount of Bonds being exchanged a number of Guarantor Shares equal to the Exchange Rate in effect on the Exchange Date (the “Settlement Amount”). The Settlement

Amount shall be determined by the Guarantor within one (1) Business Day of surrender by a Holder in accordance with Section 14.01. Promptly after such determination of the Settlement Amount and the amount of cash payable in lieu of delivering any fractional Guarantor Share, the Guarantor shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Settlement Amount and the amount of cash payable in lieu of delivering fractional Guarantor Shares. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)          To exchange a Bond, a Holder shall (i) in the case of a Global Bond, comply with the applicable procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 14.02(h) and (ii) in the case of a Physical Bond  (1) complete, manually sign and deliver an irrevocable notice (or facsimile thereof) to the Exchange Agent as set forth in the Form of Notice of Exchange (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Bonds to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Guarantor Shares to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Bonds, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 14.02(h). The Trustee (and if different, the Exchange Agent) shall promptly notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange. No Notice of Exchange with respect to any Bonds may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice to the Company in respect of such Bonds and has not validly withdrawn such Repurchase Notice in accordance with Section 15.02.

The Exchange Obligation with respect to Bonds surrendered for exchange by a given Holder on a given Exchange Date shall be computed on the basis of the aggregate principal amount of the Bonds (or specified portions thereof to the extent permitted thereby) so surrendered or, in the case of any Global Bond, in accordance with the applicable procedures of the Depositary.

(c)          A Bond shall be deemed to have been exchanged at the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.07(a), the Company shall deliver the consideration due in respect of the Exchange Obligation on the third Business Day immediately following the relevant Exchange Date (or, if such exchange is in connection with a Fundamental Change on the fifth Business Day immediately following the relevant Exchange Date). The Guarantor shall issue or deliver or cause to be issued or delivered, and the Company shall deliver (if applicable) to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, the full number of Guarantor Shares to which such Holder shall be entitled, in book-entry format, in satisfaction of the Guarantor’s Exchange Obligation.

(d)          In case any Bond shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Bond so surrendered a new Bond or Bonds in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Bond, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Bonds issued upon such exchange being different from the name of the Holder of the old Bonds surrendered for such exchange.

(e)          If a Holder submits a Bond for exchange, the Company shall pay any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax due on the issue of any Guarantor Shares upon exchange, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name or the name of a Person on behalf of that Holder, in which case the Holder shall pay that tax. The Exchange Agent may refuse to deliver or refuse to instruct the Transfer Agent to deliver the Guarantor Shares being issued in a name other than the Holder’s name, or the name of a Person holding on behalf of that Holder, until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)           Except as provided in Section 14.05, no adjustment shall be made for dividends on any Guarantor Shares issued upon the exchange of any Bond as provided in this Article 13.

(g)          Upon the exchange of an interest in a Global Bond, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Bond as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Bonds effected through any Exchange Agent other than the Trustee.

(h)          Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Guarantor’s settlement of the full Exchange Obligation shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Bond and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Bonds into Guarantor Shares, accrued and unpaid interest, if any, will be deemed to be paid first out of the cash paid upon such exchange. Notwithstanding the foregoing, if Bonds are exchanged after the close of business on a Regular Record Date, Holders of such Bonds as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Bonds on the corresponding Interest Payment Date notwithstanding the exchange. Bonds surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Bonds so exchanged; provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Tax Event Repurchase Date or Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the relevant Exchange Date occurs after such Regular Record Date and on or prior to such Business Day; or (4) to the extent of any Defaulted

Amounts, if any Defaulted Amounts exist at the time of exchange with respect to such Bond. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date in cash regardless of whether their Bonds have been exchanged following such Regular Record Date.

(i)           Upon an exchange of Bonds, such Person shall no longer be a Holder of such Bonds surrendered for exchange.

(j)           No fractional Guarantor Shares shall be issued or delivered upon exchange of the Bonds, and the Company shall instead pay cash in lieu of delivering any fractional Guarantor Shares (calculated by dividing the number of fractional shares otherwise deliverable by the Last Reported Sale Price on the Exchange Date).

Section 14.03       Increased Exchange Rate Applicable to Bonds Surrendered in Connection with Fundamental Changes.

(a)          If a Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Bonds in connection with such Fundamental Change, the Guarantor shall  increase the Exchange Rate for the Bonds so surrendered for exchange as described in this Section 14.03. An exchange of Bonds shall be deemed for these purposes to be “in connection with” such Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the date of the Fundamental Change Company Notice up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (such period, the “Fundamental Change Period”).

(b)          The increased Exchange Rate applicable to any exchange in connection with a Change of Control shall be determined as follows:

COCER	=	OER multiplied by (1 +(EP x (c/t))), where

COCER	=	Exchange Rate applicable to exchanges in connection with the applicable Change of Control pursuant to this Section 14.03(b)

OER	=	Exchange Rate otherwise applicable at such time, before giving effect to the increase resulting from the applicable Change of Control

EP	=	22.50%

c	=	the number of days from and including the date of the Fundamental Change to but excluding the Maturity Date

t	=	the number of days from and including the Issue Date to but excluding the Maturity Date

(c)          The increased Exchange Rate applicable to any exchange in connection with a Listing Failure Event shall be determined as follows:

LFER	=	OER multiplied by (1 +(EP x (c/t))), where

LFER	=	Exchange Rate applicable to exchanges in connection with the applicable Listing Failure Event pursuant to this Section 14.03(c)

OER	=	Exchange Rate otherwise applicable at such time, before giving effect to the increase resulting from the applicable Listing Failure Event

EP	=	22.50%

c	=	the number of days from and including the date of the Listing Failure Event to but excluding the Maturity Date

t	=	the number of days from and including the Issue Date to but excluding the Maturity Date

(d)          Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.05 in respect of a Fundamental Change.

(e)          For the avoidance of doubt, if a Holder exchanges its Bonds prior to the Fundamental Change Period, then, whether or not such Fundamental Change occurs, the Holder shall not be entitled to an increased Exchange Rate in connection with such Fundamental Change.

Section 14.04       Increased Exchange Rate Applicable to Bonds Surrendered in Connection with a Tax Event

(a)          If  a Tax Event occurs prior to the Maturity Date and a Holder elects to exchange its Bonds in connection with such Tax Event, the Guarantor shall  increase the Exchange Rate for the Bonds so surrendered for exchange as described in this Section 14.04. An exchange of Bonds shall be deemed for these purposes to be “in connection with” such Tax Event if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the date of the Tax Event Company Notice up to, and including, the Business Day immediately prior to the related Tax Event Repurchase Date (such period the “Tax Event Repurchase Period”).

(b)          The increased Exchange Rate applicable to any exchange in connection with a Tax Event shall be determined as follows:

TEER	=	OER multiplied by (1 +(EP x (c/t))), where

TEER	=	Exchange Rate applicable to exchanges in connection with the applicable Tax Event pursuant to this Section 14.04(b)

OER	=	Exchange Rate otherwise applicable at such time, before giving effect to the increase resulting from the applicable Tax Event

EP	=	22.50%

c	=	the number of days from and including the date of the Tax Event Company Notice to but excluding the Maturity Date

t	=	the number of days from and including the Issue Date to but excluding the Maturity Date

(c)          Nothing in this Section 14.04 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.05 in respect of a Tax Event.

(d)          For the avoidance of doubt, if a Holder exchanges its Bonds prior to the Tax Event Repurchase Period, then, whether or not such Tax Event occurs, the Holder shall not be entitled to an increased Exchange Rate in connection with such Tax Event.

Section 14.05       Adjustment of Exchange Rate.  The Exchange Rate shall be adjusted from time to time by the Guarantor if any of the following events occurs, except that the Guarantor shall not make any adjustments to the Exchange Rate if Holders of the Bonds have the right to participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Guarantor Shares and solely as a result of holding the Bonds, in any of the transactions described in this Section 14.05, without having to exchange their Bonds, as if they held a number of Guarantor Shares equal to the Exchange Rate in effect immediately prior to the effective time for such adjustment, multiplied by the principal amount (expressed in thousands) of Bonds held by such Holder.

(a)          If the Guarantor exclusively issues Guarantor Shares as a dividend or distribution on Guarantor Shares, or if the Guarantor effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

OS’
ER’ = ER0 x	OS0

where,

ER0= the Exchange Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the date of such share split or share combination, as applicable;

ER’ = the Exchange Rate in effect immediately after the close of business on such Record Date or date of such share split or share combination, as applicable;

OS0= the number of shares of Guarantor Shares outstanding immediately prior to such share split or share combination, as applicable; and

OS’ = the number of Guarantor Shares that would be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.05(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Guarantor’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)          If the Guarantor issues to all or substantially all holders of the Guarantor Shares any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Guarantor Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Guarantor Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

OS0 + X
ER’ = ER0 x	OS0 + Y

where,

ER0= the Exchange Rate in effect immediately prior to the close of business on the Record Date for such issuance;

ER’ = the Exchange Rate in effect immediately after the close of business on such Record Date;

OS0= the number of Guarantor Shares outstanding immediately prior to the close of business on such Record Date;

X=the total number of Guarantor Shares issuable pursuant to such rights, options or warrants; and

Y=the number of Guarantor Shares equal to quotient of the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Guarantor Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that Guarantor Shares are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Guarantor Shares actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Guarantor Shares at less than such average of the Last Reported Sale Prices of the Guarantor Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Guarantor Shares, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Guarantor’s Board of Directors.

(c)          If the Guarantor distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Guarantor or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Guarantor Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.05(a) or Section 14.05(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.05(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

SP0
ER’ = ER0 x	SP0 - FMV

where,

ER0= the Exchange Rate in effect immediately prior to the close of business on the Record Date for such distribution;

ER’ = the Exchange Rate in effect immediately after the close of business on such Record Date;

SP0= the average of the Last Reported Sale Prices of Guarantor Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV=the fair market value (as determined by the Guarantor’s Board of Directors) of the Distributed Property with respect to each outstanding Guarantor Shares on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.05(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” as defined above), in lieu of the foregoing increase, each Holder of a Bond shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Guarantor Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Guarantor Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Guarantor Shares or  shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

FMV0 + MP0
ER’ = ER0 x	MP0

where,

ER0= the Exchange Rate in effect immediately prior to the close of business on the Record Date for the Spin-Off;

ER’ = the Exchange Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

FMV0= the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Guarantor Shares applicable to one Guarantor Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Guarantor Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0= the average of the Last Reported Sale Prices of the Guarantor Shares over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the close of business on the Record Date for the Spin-Off (provided that if the settlement of any Exchange Obligation would otherwise be required at a time at which data required for calculation of the amount of any increase pursuant to this Section 14.05(c) is not yet available, such settlement may be delayed until promptly following the time at which such data becomes available); provided that if the relevant Exchange Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Exchange Date in determining the Exchange Rate.

For purposes of this Section 14.05(c) (and subject in all respect to Section 15.11), rights, options or warrants distributed by the Guarantor to all holders of Guarantor Shares entitling them to subscribe for or purchase shares of the Guarantor’s Capital Stock, including Guarantor Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Guarantor Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Guarantor Shares, shall be deemed not to have been distributed for purposes of this Section 15.04(c) (and no adjustment to the Exchange Rate under this Section 14.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Guarantor Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Guarantor Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of  Section 14.05(a),  Section 14.05(b) and this Section 14.05(c), if any dividend or distribution to which this Section 14.05(c) is applicable also includes one or both of:

(A)         a dividend or distribution of Guarantor Shares to which Section 14.05(a) is applicable (the “Clause A Distribution”); or

(B)         a dividend or distribution of rights, options or warrants to which Section 14.05(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.05(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.05(a) and Section 14.05(b) with respect thereto shall then be made, except that, if determined by the Guarantor (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the record Date of the Clause C Distribution and (II) any Guarantor Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date within the meaning of Section 14.05(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 14.05(b).

(d)          If any cash dividend or distribution is made to all or substantially all holders of Guarantor Shares, the Exchange Rate shall be increased based on the following formula:

SP0
ER’ = ER0 x	SP0 - C

where,

ER0= the Exchange Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

ER’ = the Exchange Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0= the Last Reported Sale Price of Guarantor Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C=the amount in cash per share the Guarantor distributes to all or substantially all holders of Guarantor Shares.

Any increase pursuant to this Section 14.05(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Guarantor’s Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Bond shall receive, for each $1,000 principal amount of Bonds, at the same time and upon the same terms as holders of Guarantor Shares, the amount of cash that such Holder would have received if such Holder owned a number of Guarantor Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)          If the Guarantor or any of its Subsidiaries make a payment in respect of a tender offer (which for the avoidance of doubt shall not include any open market buybacks or purchases that are not tender offers) or exchange offer for Guarantor Shares, to the extent that the cash and value of any other consideration included in the payment per share of Guarantor Shares exceeds the average of the Last Reported Sale Prices of Guarantor Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

AC + (SP’ x OS’)
ER’ = ER0 x	OS0 X SP

where,

ER0= the Exchange Rate in effect immediately prior to the open of business on the Trading Day immediately following the Trading Day next succeeding the date such tender or exchange offer expires;

ER’ = the Exchange Rate in effect immediately after the open of business on the Trading Day immediately following the Trading Day next succeeding the date such tender or exchange offer expires;

AC=the aggregate value of all cash and any other consideration (as determined by the Guarantor’s Board of Directors) paid or payable for Guarantor Shares purchased or exchanged in such tender or exchange offer;

OS0= the number of Guarantor Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Guarantor Shares accepted for purchase or exchange in such tender or exchange offer);

OS’ = the number of Guarantor Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Guarantor Shares accepted for purchase or exchange in such tender or exchange offer);

SP = the average of the Last Reported Sale Prices of the Guarantor Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date such tender or exchange offer expires; and

SP’ = the average of the Last Reported Sale Prices of the Guarantor Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Exchange Rate under this Section 14.05(e) shall occur at the open of business on the Trading Day immediately following the Trading Day next succeeding the date such tender or exchange offer expires (provided that if the settlement of any Exchange Obligation would otherwise be required at a time at which data required for calculation of the amount of any increase pursuant to this Section 14.05(e) is not yet available, such settlement may be delayed until promptly following the time at which such data becomes available); provided that if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Exchange Date in determining the Exchange Rate as of such Trading Day. For the avoidance of doubt, for purposes of this subsection (e), the term “tender offer” is used as such term is used in the Exchange Act and the term “exchange offer” means an exchange offer that constitutes a tender offer.

(f)           Except as stated herein, the Guarantor shall not adjust the Exchange Rate for the issuance of Guarantor Shares or any securities convertible into or exchangeable for Guarantor Shares or the right to purchase Guarantor Shares or such convertible or exchangeable securities.

(g)          In addition to those adjustments required by clauses (a),  (b),  (c),  (d) and (e) of this Section 14.05, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Guarantor’s securities are then listed, the Guarantor from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Guarantor’s Board of Directors determines that such increase would be in the Guarantor’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Guarantor’s securities are then listed, the Guarantor may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Guarantor Shares or rights to purchase Guarantor Shares in connection with a dividend or distribution of Guarantor Shares (or rights to acquire Guarantor Shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Bond a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(h)          Notwithstanding anything to the contrary in this Article 15, the Exchange Rate shall not be adjusted:

(i)           unless the adjustment would result in a change in the Exchange Rate of at least 1%; provided, however, that any adjustment which by reason of the foregoing is not required to be made shall be carried forward and taken into account in any future adjustment and such carried forward adjustment shall be made, regardless of whether the aggregate adjustment is less than 1% on the Exchange Date for any Bonds;

(ii)          upon the issuance of any Guarantor Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s securities and the investment of additional optional amounts in Guarantor Shares under any such plan;

(iii)         upon the issuance of any Guarantor Shares or options or rights to purchase those shares pursuant to any present or future employee, director, officer or consultant benefit, compensation or stock purchase plan or program of or assumed by the Guarantor or any of the Guarantor’s Subsidiaries;

(iv)         upon the issuance of any Guarantor Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the Issue Date;

(v)          upon the repurchase of any Guarantor Shares pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in Section 14.05(e);

(vi)         solely for a change in the nominal value of the Guarantor Shares; or

(vii)        for accrued and unpaid interest, if any.

(i)           All calculations and other determinations under this Article 15 shall be made by the Guarantor and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(j)           Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly (i) notify Holders of such adjustment and publish such information on the Guarantor’s website or through such other public medium as the Guarantor may use at that time and (ii) deliver to the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last

Exchange Rate of which it has knowledge is still in effect. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)          For purposes of this Section 14.05, the number of Guarantor Shares at any time outstanding shall not include Guarantor Shares held in the treasury of the Guarantor or any of its Subsidiaries so long as the Guarantor does not pay any dividend or make any distribution on Guarantor Shares held in the treasury of the Guarantor or any of its Subsidiaries.

Section 14.06       Adjustments of Prices.  Whenever any provision of this Indenture requires the Guarantor to calculate the Last Reported Sale Prices over a span of multiple days, the Guarantor’s Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

Section 14.07       Effect of Recapitalizations, Reclassifications and Changes of the Guarantor Shares.

(a)          In the case of:

(i)           any recapitalization, reclassification or change of the Guarantor Shares (other than changes resulting from a change in par value, or a subdivision or combination),

(ii)          any consolidation, merger or combination involving the Guarantor,

(iii)         any sale, lease or other transfer to a third party of the consolidated assets of the Guarantor and the Guarantor’s Subsidiaries substantially as an entirety or

(iv)         any statutory share exchange, in each case, as a result of which the Guarantor Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to exchange each $1,000 principal amount of Bonds shall be changed, to the extent permissible under applicable law, into a right to exchange such principal amount of Bonds into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Guarantor Shares equal to the Exchange Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Guarantor Share is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, and the Guarantor shall execute with the Trustee a supplemental indenture permitted under Section 10.01(i) providing for such change in the right to exchange each $1,000 principal amount of Bonds.

If the Share Exchange Event causes the Guarantor Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Bonds will be exchangeable shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Guarantor Shares that affirmatively make such an election or (y) if no holders of Guarantor Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of Guarantor Shares, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Guarantor Share. The Guarantor shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

To the extent that the Bonds become exchangeable into the right to receive cash pursuant to this Section 14.07, interest will not accrue on such cash.

Such supplemental indenture described in the third immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Guarantor or the successor or purchasing Person, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Bonds as the Guarantor’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b)          When the Company and the Guarantor executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)          Neither the Company nor the Guarantor shall become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Bonds to exchange its Bonds into Guarantor Shares, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d)          The above provisions of this Section 14.07 shall similarly apply to successive Share Exchange Events.

Section 14.08       Certain Covenants.

(a)          The Guarantor covenants that all Guarantor Shares issued upon exchange of Bonds will be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

(b)          The Guarantor covenants that, if any Guarantor Shares to be provided for the purpose of exchange of Bonds hereunder require registration with or approval of any governmental authority under any federal or state law before such Guarantor Shares may be validly issued upon exchange, the Guarantor will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)          The Guarantor further covenants that if at any time the Guarantor Shares shall be listed on any national securities exchange or automated quotation system the Guarantor will list and keep listed, so long as the Guarantor Shares shall be so listed on such exchange or automated quotation system, any Guarantor Shares issuable upon exchange of the Bonds.

Section 14.09       Responsibility of Trustee.  The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Guarantor Shares, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Bond; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company or Guarantor to issue, transfer or deliver any Guarantor Shares or stock certificates or other securities or property or cash upon the surrender of any Bond for the purpose of Exchange or to comply with any of the duties, responsibilities or covenants of the Company or Guarantor contained in this Article 14. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Bonds after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.10       Notice to Holders Prior to Certain Actions. In case of any:

(a)          action by the Guarantor or one of its Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 14.05 or Section 14.11;

(b)          Share Exchange Event; or

(c)          voluntary or involuntary dissolution, liquidation or winding-up of the Guarantor or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company or the Guarantor shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Guarantor or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Guarantor Shares of record are to be determined for the purposes of such action by the Guarantor or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Guarantor Shares of record shall be entitled to exchange their Guarantor Shares for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Guarantor or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11       Stockholder Rights Plans.  If the Guarantor has a stockholder rights plan in effect upon exchange of the Bonds, each share Guarantor Share, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Guarantor Shares issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange of Bonds, the rights have separated from the Guarantor Shares in accordance with the provisions of the applicable stockholder rights plan, the Exchange Rate shall be adjusted at the time of separation as if the Guarantor distributed to all or substantially all holders of the Guarantor Shares Distributed Property as provided in Section 14.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. For the avoidance of doubt, no adjustment shall be made to the Exchange Rate in connection with a dividend or distribution in respect of a stockholder rights plan except as set forth in this Section 14.11.

Section 14.12       Guarantor Shares.  The Guarantor shall not take any action that would cause the number of Guarantor Shares deliverable upon exchange of the Bonds to exceed the number of Guarantor Shares authorized by the Guarantor’s shareholders to be issued and allotted by the Guarantor’s Board of Directors, and not previously used by the Guarantor’s Board of Directors, and/or held by the Company or its Subsidiaries in treasury. In the event of any deemed distribution (for U.S. federal income tax purposes) resulting from an adjustment to the Exchange Rate, the Company will comply with its obligations to report the deemed distribution for U.S. federal income tax purposes. In accordance with the foregoing, the Company may post a copy of Internal Revenue Service Form 8937 on its website in a timely manner.

ARTICLE 15

Repurchase of Bonds Upon a Fundamental Change or Tax Event

Section 15.01       Repurchase at Option of Holders Upon a Fundamental Change or Tax Event.

(a)          Each Holder shall have the right to require the Company to repurchase for cash all of such Holder’s Bonds or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in the following instances:

(i)           If a Change of Control Event occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Bonds, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 60 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Change of Control Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Change of Control Repurchase Price shall be equal to 101% of the principal amount of Bonds to be repurchased pursuant to this Article 15.

(ii)          If a Listing Failure Event occurs at any time, each Holder shall have the right, at such Holders’ option, to require the Company to repurchase for cash all of such Holder’s Bonds, or any portion of the principal amount therefor that is equal to $1,000 or an integral multiple of $1,000, on the Fundamental Change Repurchase Date at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Listing Failure Event Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Listing Failure Event Repurchase Price shall be equal to 100% of the principal amount of Bonds to be repurchased pursuant to this Article 15.

(iii)         If a Tax Event occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase (the “Tax Event Offer to Repurchase”) for cash all of such Holder’s Bonds, or any portion of the principal amount therefor that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Tax Event Repurchase Date”) specified by the Company that is not less than 20 Business Days following the date of the Tax Event Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Tax Event Date (the “Tax Event Repurchase Price”), unless the Tax Event Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Tax Event Repurchase Price shall be equal to 100% of the principal amount of Bonds to be repurchased pursuant to this Article 15.  A “Tax Event” shall be deemed to have occurred if, at any time after the Bonds are originally issued,  (x) the Company reasonably determines that:

(A)         as a result of (I) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or (II) any change in the official position regarding the application or interpretation of such laws, treaties, regulations or rulings by any legislative body, court, governmental agency or regulatory authority, which change or amendment becomes effective on or after (1) January 30, 2018, in the case of the Cayman Islands or Switzerland, or (2) the date such jurisdiction becomes a Taxing Jurisdiction, in the case of any other Taxing Jurisdiction, the Company, the Guarantor or such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 4.11 with respect to any Bonds; or

(B)         on or after (I) January 30, 2018, in the case of the Cayman Islands or Switzerland, or (II) the date such jurisdiction becomes a Taxing Jurisdiction, in the case of any other Taxing Jurisdiction, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in any Taxing Jurisdiction, including any of those actions specified in Section 15.01(a)(iii)(A), whether or not such action was taken or such decision was rendered with respect to the Company, the Guarantor or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in an Opinion of Counsel, will result in the Company, the Guarantor or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Bonds, and, in any such case, the Company or the Guarantor, as applicable, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company or the Guarantor;

and (y) the Company provides notice (a “Tax Event Company Notice”) to all Holders of Bonds and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) no less than 20, and no more than 60, days prior to the earliest date on which the Company or the Guarantor would be obliged to withhold tax resulting from the amendment or change described in clause (A) or (B) were a payment in respect of the Bonds then due that it is designating such amendment or change as a Tax Event .

(b)          Repurchases of Bonds under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i)           delivery to the Paying Agent by a Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Bond attached hereto as Exhibit A, if the Bonds are Physical Bonds, or in compliance with the Depositary’s procedures for surrendering interests in Global Bonds if the Bonds are Global Bonds, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Tax Event Repurchase Date, as applicable; and

(ii)          delivery of the Bonds, if the Bonds are Physical Bonds, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Bonds, if the Bonds are Global Bonds, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Tax

Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable, therefor.

The Repurchase Notice in respect of any Bonds to be repurchased shall state:

(iii)         in the case of Physical Bonds, the certificate numbers of the Bonds to be delivered for repurchase;

(iv)         the portion of the principal amount of Bonds to be repurchased, which must be $1,000 or an integral multiple thereof; and

(v)          that the Bonds are to be repurchased by the Company pursuant to the applicable provisions of the Bonds and this Indenture; provided, however, that if the Bonds are Global Bonds, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding anything herein to the contrary, if a Holder does not elect to exchange, or cause repurchase of, its Bonds following a Tax Event, neither the Guarantor nor the Company will be required to pay Additional Amounts with respect to payments made in respect of such Bonds following the Tax Event Repurchase Date, and all subsequent payments in respect of such Bonds will be reduced by any tax required to be withheld or deducted under the laws of a relevant Taxing Jurisdiction. The obligation to pay Additional Amounts to any such Holder for payments made on or in periods prior to the Tax Event Repurchase Date shall remain subject to the exceptions set forth under Section 4.11.

(c)          The Company shall provide the following notices to all Holders of Bonds and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee).

(i)           On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Bonds, such notice shall be by first class mail or, in the case of Global Bonds, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company or the Guarantor shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or issue a press release containing such information. Each Fundamental Change Company Notice shall specify:

(A)         the events causing the Fundamental Change;

(B)         the date of the Fundamental Change;

(C)         the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(D)         the Change of Control Repurchase Price or Listing Failure Event Repurchase Price, as applicable;

(E)          the Fundamental Change Repurchase Date;

(F)          the name and address of the Paying Agent and the Exchange Agent, if applicable;

(G)         the Exchange Rate and, if applicable, any adjustments to the Exchange Rate;

(H)         that the Bonds with respect to which a Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture; and

(I)           the procedures that Holders must follow to require the Company to repurchase their Bonds.

(ii)          Any Tax Event Company Notice shall include notice of the occurrence of the related Tax Event and of the resulting repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Bonds, such notice shall be by first class mail or, in the case of Global Bonds, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing any Tax Event Company Notice, the Company or the Guarantor shall publish a notice containing the information set forth in the Tax Event Company Notice in a newspaper of general circulation in The City of New York or issue a press release containing such information.  Each Tax Event Company Notice shall specify:

(A)         the events causing the Tax Event;

(B)         the date of the Tax Event;

(C)         the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(D)         the Tax Event Repurchase Price;

(E)          the Tax Event Repurchase Date;

(F)          the name and address of the Paying Agent and the Exchange Agent, if applicable;

(G)         the Exchange Rate and, if applicable, any adjustments to the Exchange Rate;

(H)         that the Bonds with respect to which a Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;

(I)           the impact of such Tax Event on the Company’s obligation to pay Additional Amounts; and

(J)           the procedures that Holders must follow to require the Company to repurchase their Bonds.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Bonds pursuant to this Section 15.01.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice or Tax Event Company Notice, as applicable, shall be prepared by the Company.

(d)          Notwithstanding the foregoing, no Bonds may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change, and the Company may not exercise its right to designate a Tax Event, if the principal amount of the Bonds has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable, with respect to such Bonds). The Paying Agent will promptly return to the respective Holders thereof any Physical Bonds held by it during the acceleration of the Bonds (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable, with respect to such Bonds), or any instructions for book-entry transfer of the Bonds in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02       Withdrawal of Repurchase Notice.  A Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, specifying:

(a)          the principal amount of the Bonds with respect to which such notice of withdrawal is being submitted,

(b)          if Physical Bonds have been issued, the certificate number of the Bond in respect of which such notice of withdrawal is being submitted, and

(c)          the principal amount, if any, of such Bond that remains subject to the original Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Bonds are Global Bonds, the notice must comply with appropriate procedures of the Depositary.

Section 15.03       Deposit of Tax Event Repurchase Price, Change of Control Repurchase Price and Listing Failure Event Repurchase Price.

(a)          The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, an amount of money sufficient to repurchase all of the Bonds to be repurchased at the appropriate Tax Event Repurchase Price, Change of Control Repurchase Price or Listing Failure Event Repurchase Price, as applicable. Subject to receipt of funds and/or Bonds by the Trustee (or other Paying Agent appointed by the Company), payment for Bonds surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable) will be made on the later of (i) the Tax Event Repurchase Date or Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01), as a applicable, and (ii) the time of book-entry transfer or the delivery of such Bond to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the Holders of such Bonds entitled thereto as they shall appear in the Bond Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable.

(b)          If by 11:00 a.m. New York City time, on the Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Bonds or portions thereof that are to be repurchased on such Tax Event Repurchase Date or Fundamental Change Repurchase Date, as applicable, then, with respect to the Bonds that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Bonds will cease to be outstanding, (ii) interest will cease to accrue on such Bonds (whether or not book-entry transfer of the Bonds has been made or the Bonds have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Bonds will terminate (other than the right to receive the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable, and, if applicable, accrued and unpaid interest).

(c)          Upon surrender of a Bond that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Bond in an authorized denomination equal in principal amount to the unrepurchased portion of the Bond surrendered.

Section 15.04       Covenant to Comply with Applicable Laws Upon Repurchase of Bonds.

(a)          In connection with any repurchase offer pursuant to a Repurchase Notice, the Company and the Guarantor will, if required:

(i)           comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

(ii)          file a Schedule TO or any other required schedule under the Exchange Act,

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

(b)          Notwithstanding anything to the contrary in this Indenture, to the extent that, as a result of any change in any federal or state securities laws or other applicable laws or regulations, compliance with this Article 15 would result in a violation of any such federal or state securities law or other applicable laws or regulations, the Company will comply with its obligations to offer to repurchase the Bonds upon a Tax Event or Fundamental Change in a manner that also complies with the applicable securities laws and regulations and will not be deemed to have breached its obligations as set forth in this Article 15 by virtue of such conflict.

ARTICLE 16

No Optional Redemption

Section 16.01       No Optional Redemption.

The Bonds will not be subject to redemption at the option of the Company.

ARTICLE 17

Miscellaneous Provisions

Section 17.01       Provisions Binding on Company’s and Guarantor’s Successors.  Subject to Article 11, all the covenants, stipulations, promises and agreements of the Company and the Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 17.02       Official Acts by Successor Person.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or the Guarantor, as applicable.

Section 17.03       Addresses for Notices, Etc.  Any notice or communication to the Company, the Guarantor or the Trustee shall be sufficiently given if in writing in English and delivered in person or mailed by certified or registered mail (return receipt requested), e-mail in PDF format, facsimile, or overnight courier guaranteeing next day delivery, addressed as follows:

If to the Company or the Guarantor:

Transocean Inc.

70 Harbour Drive

P.O. Box 10342

Grand Cayman, Cayman Islands KY1-1003

Attention:  Chief Financial Officer

If to the Trustee:

Computershare Trust Company, N.A.

8742 Lucent Boulevard, Suite 225

Highlands Ranch, Colorado  80129

Attention: Corporate Trust Office

and

Computershare Trust Company of Canada

1500 Robert-Bourassa Boulevard, 7th Floor

Montreal, Quebec H3A 3S8

Attention: Corporate Trust Office

The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail in PDF format, facsimile transmission or other similar unsecured electronic methods; provided,  however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company or the Guarantor elects to give the Trustee e-mail in PDF format or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Each of the Company and the Guarantor agrees to assume all risks arising out of incidents of actual use by the Company and the Guarantor of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception by third parties.

All notices and communications described above shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if by e-mail in PDF format; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

Any notice or communication delivered or to be delivered to a Holder of Physical Bonds shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Bond Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Bonds shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.04       Governing Law; Jurisdiction. THIS INDENTURE, THE GUARANTEE AND EACH BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION).

By the execution and delivery of this Indenture, each of the Company and the Guarantor (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Bonds, the Guarantee or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 6.05, any Holder in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 17.03), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as any of the Bonds shall be outstanding or any amounts shall be payable in respect of any Bonds.

Each of the Company and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Bonds and the Guarantee, to the extent permitted by law.

Section 17.05       Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.09) shall include (i) a statement that the person signing such Officers’ Certificate or Opinion of Counsel is familiar with the requested action and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such Officers’ Certificate or Opinion of Counsel is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (iv) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.06       Legal Holidays.  In any case where any Interest Payment Date, any Tax Event Repurchase Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07       No Security Interest Created.  Nothing in this Indenture or in the Bonds, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08       Benefits of Indenture.  Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Bond Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09       Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10       Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Bonds in connection with the original issuance thereof and transfers and exchanges of Bonds hereunder, including under Section 2.04,  Section 2.05,  Section 2.06,  Section 2.07,  Section 10.04 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Bonds. For all purposes of this Indenture, the authentication and delivery of Bonds by the authenticating agent shall be deemed to be authentication and delivery of such Bonds “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Bonds for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 7.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02,  Section 7.03,  Section 7.04,  Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Bonds may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                                                                                             ,

as Authenticating Agent, certifies that this is one of the Bonds described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11       Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12       Severability.  In the event any provision of this Indenture or in the Bonds shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13       Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE, THE BONDS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14       Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15       Calculations.  Except as otherwise provided herein, the Guarantor shall be responsible for making all calculations called for under the Bonds. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Guarantor Shares, accrued interest payable on the Bonds, the Tax Event Repurchase Price, the Change of Control Repurchase Price, the Listing Failure Event Repurchase Price, and the Exchange Rate of the Bonds. The Guarantor shall make all these calculations in good faith and, absent manifest error, the Guarantor’s calculations shall be final and binding on Holders of Bonds. The Guarantor shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Guarantor’s calculations without independent verification. The Trustee will forward the Guarantor’s calculations to any Holder of Bonds upon the request of that Holder at the sole cost and expense of the Guarantor.

Section 17.16       USA PATRIOT Act.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 17.17       Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies, or conflicts with another provision that is required to be included in the Indenture by the Trust Indenture Act, the required provision shall control.

Remainder of page intentionally left blank

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TRANSOCEAN INC., as Issuer

By:	/s/ C. Stephen McFadin
Name:	C. Stephen McFadin
Title:	President

TRANSOCEAN LTD., as Guarantor

By:	/s/ Stephen Hayes
Name:	Stephen Hayes
Title:	Sr. Vice President – Tax and Asset Management

COMPUTERSHARE TRUST COMPANY, N.A., as Co-Trustee

By:	/s/ Robert H. Major
Name:	Robert H. Major
Title:	Vice President

COMPUTERSHARE TRUST COMPANY OF CANADA, as Co-Trustee

By:	/s/ Sophie Brault
Name:	Sophie Brault
Title:	Manager

By:	/s/ Carl Blanchette
Name:	Carl Blanchette
Title:	Corporate Trust Officer

EXHIBIT A

[FORM OF FACE OF BOND]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL BOND]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[INCLUDE THE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE GUARANTOR SHARES ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, THE GUARANTOR SHARES, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144

UNDER THE SECURITIES ACT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S, THE TRUSTEE’S AND THE TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B), (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) (A) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NEITHER WE NOR ANY OF OUR AFFILIATES HAVE PROVIDED ANY ADVICE WITH RESPECT TO THE DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS SECURITY, AND NEITHER WE NOR ANY OF OUR AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS SUCH PLAN OR PLANS' FIDUCIARY WITH RESPECT TO ANY SUCH DECISION BY OR ON BEHALF OF SUCH PLAN OR PLANS TO INVEST, ACQUIRE, HOLD, SELL, EXCHANGE, VOTE, OR PROVIDE ANY CONSENT WITH RESPECT TO THE BONDS OR EXERCISE OF ANY RIGHTS WITH RESPECT TO THIS SECURITY.]

TRANSOCEAN INC.

0.5% Exchangeable Senior Bond due 2023

No. [ ]	[Initially] $[•]

CUSIP No. [ ]

Transocean Inc., a Cayman Islands exempted company (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[•] or such greater or lesser amount as set forth in the “Schedule of Transfers and Exchanges of Bonds” attached hereto, on January 30, 2023, and interest thereon as set forth below.

This Bond shall bear interest at the rate of 0.5% per year from January 30, 2018, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until January 30, 2023. Interest is payable semi-annually in arrears on each January 30 and July 30, commencing on July 30, 2018, to Holders of record at the close of business on the preceding January 15 and July 15 (whether or not such day is a Business Day), respectively. Accrued interest on this Bond shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. If any Interest Payment Date, any Tax Event Repurchase Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Any Defaulted Amounts shall accrue interest per annum at the rate of 3% per annum, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Bond, if and so long as such Bond is a Global Bond, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Bond. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Bonds (other than Bonds that are Global Bonds) at the office or agency designated by the Company for that purpose. The Company has initially designated Computershare Trust Company, N.A. as its Paying Agent and Bond Registrar in respect of the Bonds and its Corporate Trust Office, as a place where Bonds may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Bond set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Bond the right to exchange this Bond into Guarantor Shares, on the terms and subject to the limitations set forth in the Indenture.

Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

THIS BOND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION).

In the case of any conflict between this Bond and the Indenture, the provisions of the Indenture shall control and govern to the extent of such conflict.

This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

TRANSOCEAN INC., as Issuer

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A.

as Co-Trustee, certifies that this is one of the Bonds described in the within-named Indenture.

By:
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

as Co-Trustee, certifies that this is one of the Bonds described in the within-named Indenture.

By:
Authorized Signatory

By:
Authorized Signatory

[FORM OF REVERSE OF BOND]

TRANSOCEAN INC.

0.5% Exchangeable Senior Bond due 2023

This Bond is one of a duly authorized issue of Bonds of the Company, designated as its 0.5% Exchangeable Senior Bonds due 2023 (the “Bonds”), initially limited to the aggregate principal amount of $853,804,000, all issued or to be issued under and pursuant to an Indenture dated as of January 30, 2018 (the “Indenture”), among the Company, the Guarantor and Computershare Trust Company, N.A. and Computershare Trust Company of Canada (each a “Co-Trustee” and, together, the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Bonds. Additional Bonds may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Bond and not defined in this Bond shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Bonds may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Bonds then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable, on any Fundamental Change Repurchase Date, the Tax Event Repurchase Price on any Tax Event Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Bond to a Paying Agent to collect such payments in respect of the Bond. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Bonds, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Bonds as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Bonds at the time outstanding may on behalf of the Holders of all of the Bonds waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, this Bond at the place, at the respective times, at the rate and in the lawful money or, as the case may be, of Guarantor Shares as herein prescribed.

The Bonds are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Bonds issued upon such exchange being different from the name of the Holder of the old Bonds surrendered for such exchange.

The Bonds are not subject to redemption at the option of the Company.

Upon the occurrence of a Tax Event or a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Bonds or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Tax Event Repurchase Date or Fundamental Change Repurchase Date at a price equal to the Tax Event Repurchase Price, the Change of Control Repurchase Price or the Listing Failure Event Repurchase Price, as applicable.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to exchange any Bonds or portion thereof that is $1,000 or an integral multiple thereof, into Guarantor Shares at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

GUARANTEE

Transocean Ltd., a company organized under the laws of Switzerland, fully and unconditionally guarantees to the Holder of this Bond, upon the terms and subject to the conditions and limitations set forth in the Indenture referenced on the reverse hereof, the Guarantee Obligations (as defined in Section 13.01 of the Indenture), which include (i) the due and punctual payment of the principal of (including the Tax Event Repurchase Price, Change of Control Repurchase Price or Listing Failure Event Repurchase Price, as the case may be, pursuant to Article 15, as applicable, of the Indenture), premium, if any, interest, if any, on the 0.5% Senior Exchangeable Bonds due 2023 (the “Bonds”) of Transocean Inc., a Cayman Islands exempted company (the “Company”), and any Guarantor Shares, and any cash in lieu of fractional Guarantor Shares, due upon exchange of the Bonds in accordance with Article 14 of the Indenture, whether at the Maturity Date, upon acceleration,  upon repurchase in connection with a Tax Event or Fundamental Change or otherwise or upon exchange, interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Bonds and all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Bonds (including fees, expenses or other) all in accordance with the terms set forth in Article 13 of the Indenture and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Bonds. The obligations of the Guarantor to the Holders of the Bonds and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated. The Guarantor shall be obligated to pay Additional Amounts with respect to any withholding or deduction imposed on a payment by or on behalf of the Guarantor under or with respect to the Bonds or the Guarantee to the extent provided in Section 4.11 of the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

TRANSOCEAN LTD.

By:
Name:
Title:

SCHEDULE A(5)

SCHEDULE OF TRANSFERS AND EXCHANGES OF BONDS

TRANSOCEAN INC.

0.5% Exchangeable Senior Bonds due 2023

The initial principal amount of this Global Bond is UNITED STATES DOLLARS ($[•]). The following increases or decreases in this Global Bond have been made:

Date of transfer or exchange	Amount of decrease in principal amount of this Global Bond	Amount of increase in principal amount of this Global Bond	Principal amount of this Global Bond following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(5) Include if a global note.

ATTACHMENT 1

FORM OF NOTICE OF EXCHANGE

To: TRANSOCEAN INC.

COMPUTERSHARE TRUST COMPANY, N.A., as Exchange Agent

The undersigned registered owner of this Bond hereby exercises the option to exchange this Bond, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, for Guarantor Shares, in accordance with the terms of the Indenture referred to in this Bond, and directs that any Guarantor Shares issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Bonds representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Guarantor Shares or any portion of this Bond not exchanged are to be issued in the name of a Person other than the undersigned or the name of a Person on behalf of the undersigned, the undersigned will pay all documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer taxes, if any, in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Bond. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Guarantor Shares are to be issued, or Bonds are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Bonds if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be exchanged (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Bond in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer

Identification Number

ATTACHMENT 2

FORM OF REPURCHASE NOTICE

To: TRANSOCEAN INC.

COMPUTERSHARE TRUST COMPANY, N.A., as Exchange Agent

The undersigned registered owner of this Bond hereby acknowledges receipt of a notice from or on behalf of Transocean Inc. (the “Company”) as to the occurrence of a Tax Event or Fundamental Change and specifying the Tax Event Repurchase Date or Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.01 of the Indenture referred to in this Bond (1) the entire principal amount of this Bond, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Tax Event Repurchase Date or Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Tax Event Repurchase Date or Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Bonds, the certificate numbers of the Bonds to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Bond in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

FORM OF ASSIGNMENT AND TRANSFER

For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Bond, and hereby irrevocably constitutes and appoints attorney to transfer the said Bond on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Bond occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Bond, the undersigned confirms that such Bond is being transferred:

☐         To Transocean Ltd., Transocean Inc. or a subsidiary thereof; or

☐         Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

☐         To a non-U.S. person pursuant to and in accordance with Regulation S under the Securities Act; or

☐         Pursuant to any other available exemption from the registration requirements of the Securities Act.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission

Rule 17Ad-15 if Bonds are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Bond in every particular without alteration or enlargement or any change whatever.